                                                                     EXHIBIT 2.1

                             AGREEMENT AND PLAN OF

                                     MERGER

                                    BETWEEN

                        UNITED WISCONSIN SERVICES, INC.,

                  BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN

                     AMERICAN MEDICAL SECURITY GROUP, INC.,

                              WALLACE J. HILLIARD

                                      AND

                                RONALD A. WEYERS

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                                  -----
ARTICLE I....................................................................................................           2
    The Merger...............................................................................................           2
         1.01          THE MERGER............................................................................           2
         1.02          CLOSING...............................................................................           2
ARTICLE II...................................................................................................           2
    Representations and Warranties of the Company and the Principal Shareholders.............................           2
         2.01          ORGANIZATION AND AUTHORITY............................................................           2
         2.02          SUBSIDIARIES AND AFFILIATES...........................................................           2
         2.03          CAPITALIZATION OF THE COMPANY.........................................................           3
         2.04          AUTHORIZATION.........................................................................           3
         2.05          FINANCIAL STATEMENTS..................................................................           4
         2.06          INSURANCE COMPANY FINANCIAL STATEMENTS................................................           4
         2.07          RECEIVABLES...........................................................................           5
         2.08          ABSENCE OF CERTAIN CHANGES............................................................           5
         2.09          LITIGATION AND OTHER PROCEEDINGS......................................................           6
         2.10          COMPLIANCE WITH LAWS..................................................................           6
         2.11          TAXES.................................................................................           6
         2.12          TITLE TO PROPERTIES...................................................................           7
         2.13          CONTRACTS AND COMMITMENTS.............................................................           7
         2.14          EMPLOYEE RELATIONS....................................................................           7
         2.15          EMPLOYEE BENEFIT PLANS................................................................           8
         2.16          INTELLECTUAL PROPERTY.................................................................           8
         2.17          ENVIRONMENTAL MATTERS.................................................................           9
         2.18          CONTINGENT OR UNDISCLOSED LIABILITIES.................................................           9
         2.19          INSURANCE.............................................................................           9
         2.20          RELATED PARTY TRANSACTIONS............................................................           9
         2.21          REGISTRATION STATEMENT, ETC...........................................................          10
         2.22          BROKERS AND FINDERS...................................................................          10
         2.23          DISCLOSURE............................................................................          10
ARTICLE III..................................................................................................          10
    Representations and Warranties of UWSI...................................................................          10
         3.01          ORGANIZATION AND AUTHORITY............................................................          10
         3.02          CAPITALIZATION........................................................................          10
         3.03          AUTHORIZATION.........................................................................          11
         3.04          REGISTRATION STATEMENT, ETC...........................................................          11
         3.05          BROKERS AND FINDERS...................................................................          11
         3.06          DISCLOSURE............................................................................          11
         3.07          SEC REPORTS...........................................................................          12
ARTICLE IV...................................................................................................          12
    Conduct of Business Prior to the Effective Time..........................................................          12
         4.01          CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE EFFECTIVE TIME.........................          12
ARTICLE V....................................................................................................          12
    Additional Agreements....................................................................................          12
         5.01          ACCESS AND INFORMATION................................................................          12
         5.02          REGISTRATION STATEMENT AND PROXY STATEMENT............................................          12
         5.03          COMPANY SHAREHOLDERS' APPROVAL........................................................          13
         5.04          UWSI SHAREHOLDERS APPROVAL............................................................          13
         5.05          MISCELLANEOUS AGREEMENTS AND CONSENTS.................................................          13
         5.06          INTERIM FINANCIAL STATEMENTS..........................................................          14

         5.07          INSURANCE REGULATORY APPROVALS........................................................          14
         5.08          HART-SCOTT-RODINO COMPLIANCE..........................................................          14
         5.09          CERTAIN NOTIFICATIONS.................................................................          14
         5.10          VOTING AGREEMENT......................................................................          14
         5.11          BEST EFFORTS..........................................................................          14
         5.12          PRESS RELEASES........................................................................          14
         5.13          EXPENSES..............................................................................          14
         5.14          CERTAIN AGREEMENTS....................................................................          15
         5.15          UWSI CAPITALIZATION...................................................................          15
ARTICLE VI...................................................................................................          15
    Conditions...............................................................................................          15
         6.01          CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE MERGER.......................          15
         6.02          CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS TO CONSUMMATE
                        THE MERGER...........................................................................          16
         6.03          CONDITIONS TO OBLIGATIONS OF UWSI TO CONSUMMATE THE MERGER............................          17
ARTICLE VII..................................................................................................          18
    Termination, Amendment...................................................................................          18
         7.01          TERMINATION...........................................................................          18
         7.02          AMENDMENT.............................................................................          18
ARTICLE VIII.................................................................................................          18
    Indemnification..........................................................................................          18
         8.01          INDEMNIFICATION BY SHAREHOLDERS.......................................................          18
         8.02          LIMITATIONS...........................................................................          19
         8.03          PROCEDURE.............................................................................          19
         8.04          INDEMNIFICATION BY UWSI...............................................................          20
         8.05          PROCEDURE.............................................................................          20
ARTICLE IX...................................................................................................          21
    General Provisions.......................................................................................          21
         9.01          NOTICES...............................................................................          21
         9.02          MISCELLANEOUS.........................................................................          22
         9.03          WAIVER: REMEDIES......................................................................          22
         9.04          SEVERABILITY..........................................................................          23
         9.05          GOVERNING LAW.........................................................................          23
         9.06          "KNOWLEDGE"...........................................................................          23
         9.07          ARBITRATION...........................................................................          23

                                    EXHIBITS

Exhibit A   Plan of Merger
Exhibit B   Registration Rights and Stock Restriction Agreement
Exhibit C   Agreements of Affiliates
Exhibit D   Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into this 31st day of July, 1996 by and among UNITED WISCONSIN SERVICES, INC., a Wisconsin corporation ("UWSI"), AMERICAN MEDICAL SECURITY GROUP, INC., a Delaware corporation (the "Company"), BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN ("BCBSUW"), and WALLACE J. HILLIARD ("Hilliard"), individually and as trustee under the Voting Trust Agreement hereinafter defined, and RONALD A. WEYERS ("Weyers"), individually and as successor trustee under the Voting Trust Agreement (Hilliard, individually, and Weyers, individually, are referred to collectively as the "Principal Shareholders").

                                   RECITALS:

    WHEREAS, all of the shareholders of the Company are parties to that certain Voting Trust Agreement, dated as of February 3, 1989 (the "Voting Trust Agreement"), pursuant to which Voting Trust Agreement Hilliard has been appointed Trustee and to which Weyers has been appointed successor Trustee;

    WHEREAS, the Principal Shareholders own, in the aggregate, approximately 43 percent of the outstanding shares of capital stock of the Company;

    WHEREAS, the parties hereto are party to that certain Joint Venture Agreement, effective October 1, 1988, as amended (the "Joint Venture Agreement") and to that certain Stock Restriction Agreement, dated February 3, 1989 (the "Stock Restriction Agreement");

    WHEREAS, on April 29, 1996, UWSI gave notice of intent to exercise the option under Paragraphs 5.4 and 5.5 of Article V of the Joint Venture Agreement and Paragraph 3 of Article III of the Stock Restriction Agreement;

    WHEREAS, the parties hereto desire to amend and restructure the exercise of such option in accordance with the terms hereof.

    WHEREAS, the respective Boards of Directors of UWSI and the Company have approved the transactions provided for by this Agreement, pursuant to which the Company is to be merged into UWSI in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Wisconsin Business Corporation Law (the "WBCL"), which merger is intended to qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, in exchange for all of the issued and outstanding shares of common stock, $1.00 par value per share, of the Company (the "Company Common Stock") and in settlement of all of the outstanding options to acquire shares of Company Common Stock (the "Options"), UWSI has agreed to pay to the holders of the Company Common Stock (other than UWSI) and the Options, in the aggregate and in such proportions as may be determined by the holders thereof (other than UWSI),
(i) 4,000,000 shares of common stock, no par value per share, of UWSI ("UWSI Common Stock"), as adjusted as set forth in the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger"), and (ii) $67,010,000, less expenses attributable to the Shareholders as provided herein, each subject to the provisions of this Agreement and the Plan of Merger, all upon the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in order to consummate the transactions set forth above and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.01 THE MERGER. Subject to the terms and conditions of this Agreement and the Plan of Merger: the Company shall be merged with and into UWSI (the "Merger") in accordance with Section 252 of the DGCL and Section 180.1101 of the WBCL; the separate corporate existence of the Company shall cease; and UWSI shall be the surviving corporation . The Plan of Merger sets forth (i) the terms of the Merger and the mode of carrying the same into effect, (ii) the manner of converting the outstanding shares of Company Common Stock (other than Company Common Stock held by UWSI) into a combination of shares of UWSI Common Stock and cash, and (iii) the manner of converting the outstanding Options into options to acquire shares of UWSI Common Stock. The Merger shall be consummated following the Closing provided for in Section 1.02 hereof when properly executed Articles of Merger are executed and filed with the Secretary of State of Delaware in accordance with the DGCL and the Department of Financial Institutions of the State of Wisconsin in accordance with the WBCL and when the Plan of Merger is received and accepted as filed by the Delaware Secretary of State and the Department of Financial Institutions of the State of Wisconsin (the "Effective Time").

    1.02 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") and the Plan of Merger shall take place at the offices of Michael Best & Friedrich, 100 East Wisconsin Avenue, Milwaukee, Wisconsin, immediately following the meeting of UWSI's shareholders referred to in Section
5.04 or at such other time and place as UWSI and the Company shall agree.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

    The Company and the Principal Shareholders (on behalf of all the Shareholders of the Company, other than UWSI) hereby make the following representations and warranties to UWSI. The "Disclosure Schedule" shall mean the disclosure schedule relating to each section of this Article II which has previously been delivered to UWSI. Disclosure of any information in any one section or schedule of the Disclosure Schedule shall be deemed to be disclosure in any other section or schedule thereof.

    2.01 ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted, is qualified in the jurisdictions set forth on the Disclosure Schedule, and is not otherwise required to be qualified in any other jurisdiction, except where the failure to do so would not have a Material Adverse Effect. For purposes of this Agreement unless otherwise specified, "Material Adverse Effect" shall mean a material adverse effect on the Company and its subsidiaries, taken as a whole. Copies of the articles or certificate of incorporation and by-laws of each of the Company and each Controlled Subsidiary and Noncontrolled Subsidiary (as such terms are hereinafter defined) that have been heretofore delivered and/or made available to UWSI are complete and correct as of the date hereof.

    2.02 SUBSIDIARIES AND AFFILIATES. Except as set forth on the Disclosure Schedule, the corporations, partnerships or other entities in which the Company has a greater than 50 percent equity interest (the "Controlled Subsidiaries") and the corporations, partnerships or other entities in which the Company's equity interest is not a controlling interest (the "Noncontrolled Subsidiaries") are set forth on the Disclosure Schedule. The Company is, directly or indirectly, the record and beneficial owner of the percentage of the outstanding shares of capital stock of each of the Controlled and

Noncontrolled Subsidiaries shown on the Disclosure Schedule and the capitalization of each such subsidiary is set forth on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, no equity securities of any of the Controlled Subsidiaries are, or may become, required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of any Controlled Subsidiaries, and there are no contracts, commitments, understandings or arrangements by which any Controlled Subsidiary is bound to issue additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as set forth on the Disclosure Schedule, all of such equity interests are owned by the Company free and clear of any claim, lien, encumbrance or agreement with respect thereto.

    2.03 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of (a) 600,000 shares of common stock, $1.00 par value per share, of which 174,733 2/3 shares of Company Common Stock are issued and outstanding as of the date of this Agreement, and (b) 15,000 shares of Series A Preferred Stock, $1.00 par value, with a stated value of $1,000 per share, of which 15,000 shares are issued and outstanding as of the date of this Agreement. The Disclosure Schedule sets forth a list of all of the holders of Company Common Stock and the number of shares owned by each such holder. All of the outstanding shares of Company Common Stock have been issued pursuant to and in accordance with valid exemptions from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively the "1933 Act"), and any applicable state securities laws and rules and regulations under such laws. All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, with no liability attaching to the ownership thereof except as provided in
Section 180.0622 of the WBCL and judicial interpretations thereof, and all such shares are free of pre-emptive rights. The Disclosure Schedule sets forth a list of all Options, the number of shares acquirable upon exercise of the Options, the exercise price, the expiration date and the beneficial owner of each such Option. Except as set forth on the Disclosure Schedule, there are no other shares of capital stock or other equity securities (or debt securities with any voting rights or convertible into securities with any voting rights) of the Company or any Controlled Subsidiary outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of the Company or any Controlled Subsidiary.

    2.04 AUTHORIZATION. The Company has full corporate power and corporate authority to enter into this Agreement and the Plan of Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and, except for the approval of the Plan of Merger by its shareholders, no other corporate proceedings on the part of the Company or any Controlled Subsidiary are necessary to authorize this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby. This Agreement and the Plan of Merger have each been duly executed and delivered by the Company. This Agreement and the Plan of Merger are, and subject to approval by the shareholders of the Company will be, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. This Agreement has been duly executed and delivered by the Principal Shareholders and is the legal, valid and binding obligation of the Principal Shareholders enforceable against each of the Principal Shareholders in accordance with its terms except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Except as set forth on the Disclosure Schedule, neither the execution and delivery of this Agreement nor the Plan of Merger by the Company, nor the execution and delivery of this Agreement by the Principal Shareholders, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company or the Principal Shareholders with any of the provisions hereof or thereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or result in the creation of any lien, security interest, charge or encumbrance upon, except for Permitted Encumbrances (as hereinafter defined), any of the properties or assets of the Company or any Controlled Subsidiary, under any of the terms, conditions or provisions of (x) their respective certificates of incorporation or by-laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, any Controlled Subsidiary or any of the Principal Shareholders is a party, or by which any property or assets of the foregoing may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Controlled Subsidiary or any of the Principal Shareholders or any of their respective properties or assets, except where such a violation, breach, default, termination or lien of any of the foregoing would not have a Material Adverse Effect. Other than in connection with or in compliance with the provisions of the DGCL, the 1933 Act, the securities laws of the various states, Section 7A of the Clayton Act and the rules and regulations thereunder (the "Hart-Scott-Rodino Act"), no notice or report to, filing with, or authorization, consent or approval of, any public body or authority (other than the insurance regulatory authorities listed on the Disclosure Schedule) is necessary for the execution, delivery and performance by the Company or any Controlled Subsidiary and the Principal Shareholders of this Agreement or the Plan of Merger.

    2.05 FINANCIAL STATEMENTS. Attached on the Disclosure Schedule are (i) the audited consolidated financial statements (including balance sheet and statements of stockholders' equity, income and cash flow) of the Company for its fiscal years ended December 31, 1993 through December 31, 1995, including in each case the related footnotes thereto, together with the applicable reports of the Company's independent auditors Ernst & Young LLP, and (ii) the unaudited consolidated financial statements (including balance sheet and statement of income) as of June 30, 1996 (collectively, the "Financial Statements") (the balance sheet as of June 30, 1996 being herein referred to as the "Company Balance Sheet"). The Company's books and records of accounts accurately reflect all of the assets, liabilities, transactions and results of operations of the Company, except where any inaccuracy would not have a Material Adverse Effect, and the Financial Statements have been prepared based upon and in conformity therewith. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") maintained and applied on a consistent basis throughout the indicated periods, and fairly present the financial condition and results of operation of the Company at the dates and for the relevant periods indicated in accordance with GAAP. True and correct copies of all written reports submitted to the Company or the Principal Shareholders by the Company's auditors since January 1, 1994 relating to the findings of audits or examination of the books and records of the Company or any Controlled Subsidiary have been delivered to UWSI.

    2.06 INSURANCE COMPANY FINANCIAL STATEMENTS. Except as set forth on the Disclosure Schedule, each Controlled Subsidiary that is an insurance company or a health maintenance organization has delivered to UWSI complete and correct copies of the Annual Statements for the years ended December 31, 1995, 1994 and 1993, and the Quarterly Statement for the quarter ended March 31, 1996, together with all Exhibits and Schedules thereto (the "Statements"); provided, however, that any such Controlled Subsidiary was licensed to operate as an insurance company or health maintenance organization during said fiscal years ("Insurers"). The Statements have been prepared in accordance with Statutory Accounting Practices throughout the periods involved and in accordance with the books and records of said Insurers, except as expressly set forth or disclosed in the notes, Exhibits or Schedules thereto. The Statements fairly and accurately present the assets, liabilities and capital and surplus of said Insurers as of the respective dates thereof in accordance with Statutory Accounting Practices consistently applied, and do not omit to state or reflect any material fact concerning said Insurers required to be stated or reflected therein or necessary to make the statements made therein not misleading in light of the circumstances under which made. As used in this Agreement, "Statutory Accounting Practices" means the accounting procedures and methods prescribed or permitted by the National Association of Insurance Commissioners as modified by the Department of Insurance for the state of domicile of each Insurer.

    (a) Except as disclosed on the Disclosure Schedule, as of March 31, 1996, no Insurer had any material liability, whether accrued, absolute, fixed, contingent or otherwise, of a nature required to be reflected on the balance sheet of said Insurer prepared in accordance with Statutory Accounting Practices, which liability is not fully and correctly reflected or reserved against in the balance sheet forming a part of the Insurers Statements for the quarter ended March 31, 1996. Except as set forth on the Disclosure Schedule, since March 31, 1996, no Insurer has incurred any liabilities or obligations (absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise) except liabilities incurred in the ordinary course of business consistent with past practice.

    (b) Each Insurer's reserves met, as of December 31, 1995 and April 1, 1996, and will meet as of the Closing Date, the requirements of the state of domicile and were and will be at least as great as the minimum aggregate amount required by each state in which each Insurer was and will be licensed to do direct business.

    2.07 RECEIVABLES. Except as set forth on the Disclosure Schedule, all accounts, notes and other receivables of the Company, whether reflected in the Financial Statements or otherwise, represent sales in the ordinary course of business.

    2.08  ABSENCE OF CERTAIN CHANGES.

    (a) Since June 25, 1996 through the date of this Agreement, the Company has conducted its business only in the ordinary course thereof and has not experienced any changes in its condition (financial or otherwise), assets, liabilities, business, prospects or operations which individually or in the aggregate had or could have a material adverse effect. For purposes of this
Section 2.08 only, an item shall be deemed "material" if the dollar amount or value associated with such item exceeds $25,000. Without limiting the generality of the foregoing sentence, since June 25, 1996, neither the Company nor any Controlled Subsidiary has, except as set forth on the Disclosure Schedule:

        (i) in a single transaction or a series of related transactions, sold (including by sale-leaseback), leased, licensed, pledged, disposed of or encumbered any assets which individually or in the aggregate, have a fair market value in excess of $50,000;

        (ii) incurred or became contingently liable with respect to any indebtedness for borrowed money or guaranteed any such indebtedness, where the aggregate amount of indebtedness so incurred or guaranteed exceeded $10,000 or redeemed, purchased, acquired or offered to purchase or acquire any long-term debt;

       (iii) acquired or agreed to acquire by merging with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity, in a transaction or series of related transactions;

       (iv) changed any of its accounting practices or procedures;

        (v) amended or proposed to amend its charter or bylaws; or split, combined or reclassified its outstanding capital stock, or declared, set aside or paid any dividend or distribution in respect of any capital stock;

       (vi) entered into, amended or became obligated under any employment, severance, bonus, profit sharing or other employee benefit arrangement;

       (vii) issued, purchased or redeemed any shares of capital stock of the Company or any Controlled Subsidiary (including any security convertible or exchangeable into capital stock) other than: the issuance of shares of Company Common Stock upon exercise of options outstanding on, and in accordance with their terms as of, June 25, 1996, or issued, granted or otherwise created any portion or right to acquire any such capital stock;

      (viii) prepaid any material expenses, indebtedness or other obligations;

       (ix) entered into or amended any contract, agreement or commitment, or engaged in any transaction, in each case which was material to the Company and which was not in the usual and ordinary course of business;

        (x) entered into any contract, agreement or commitment or engaged in any transaction (other than transactions pursuant to agreements in existence on June 25, 1996 which on such date had been previously disclosed in writing to
    UWSI) with any affiliate of Hilliard, Weyers or any officer of the Company or any Controlled Subsidiary;

       (xi) settled any material claim (including without limitations, any tax claim), action or lawsuit involving the Company or any of its Controlled Subsidiaries pending as of or arising on or after June 25, 1996, or amended any tax return in any respect;

       (xii) released, waived or terminated any material obligation of any third party to the Company or any Controlled Subsidiary;

      (xiii) solicited or encouraged any inquiries or proposals regarding, or offers for, or entered into or continued any discussions with, or provided any information to, any third party concerning any sale or transfer of the Company or any of its assets or entered into or consummated any agreement or understanding providing for a sale or transfer of the Company or any of its assets, other than as contemplated herein; or

      (xiv) agreed, whether or not in writing, to take any of the actions described in clauses (i)-(xiii) above.

    2.09 LITIGATION AND OTHER PROCEEDINGS. Except as set forth on the Disclosure Schedule, none of the Company, any Controlled Subsidiary or either Principal Shareholder is currently a party to any pending or, to the Company's and each Principal Shareholder's knowledge, threatened, claim (other than benefit claims in the ordinary course of business), action, suit, investigation or proceeding or is a party to any order, judgment or decree relating to or affecting the Company, any Controlled Subsidiary or, with respect to the Principal Shareholders, relating to or affecting their shares of Company Common Stock or their positions with the Company. Except as set forth on the Disclosure Schedule, since January 1, 1993, neither the Company nor any Controlled Subsidiary has been a party to any such claim, action, suit, investigation or proceeding. Except as described on the Disclosure Schedule, there is no outstanding order, decree or stipulation issued by any federal, state or local authority to which the Company or any Controlled Subsidiary is a party or subject and which has or is reasonably likely to have a Material Adverse Effect.

    2.10 COMPLIANCE WITH LAWS. Except as set forth on the Disclosure Schedule, to the knowledge of the Company and each Principal Shareholder, the Company and each Controlled Subsidiary is conducting its business in compliance with all applicable laws and regulations in each jurisdiction in which it conducts business, including any insurance or insurance-related laws, regulations or rules, except where a failure to comply would not have a Material Adverse Effect. The Disclosure Schedule lists all licenses, registrations and permits, and applications with respect to the business and operations of each of the Company and the Controlled Subsidiaries. Except as set forth on the Disclosure Schedule, to the knowledge of the Company and each Principal Shareholder, the Company and each of the Controlled Subsidiaries currently has all governmental approvals, consents, licenses, registrations, and permits necessary to carry on its business as presently conducted (collectively, "Licenses"), except where the failure to have any such License would not have a Material Adverse Effect, and neither the Company nor any Principal Shareholder has received notice of violation of any laws or notice of any proposed regulations or changes in the requirement of such approvals, consents, licenses, registrations, or permits which notice has not previously been disclosed to UWSI in writing.

    2.11 TAXES. To the knowledge of the Company and each Principal Shareholder, and except as set forth in the Disclosure Schedule: (i) the Company has duly filed all material reports and returns and extensions ("Tax Returns") required to be filed by it relating to all taxes imposed by any jurisdiction ("Taxes"); (ii) all material liabilities for Taxes which are due from the Company with respect to periods ending on or before the Closing Date for which a statute of limitations has not barred the assessment of deficiencies have been paid or provision therefor has been made on the Company Balance Sheet; and (iii) the Tax Returns reflect all Taxes due and payable with respect to the periods covered thereby and there are no other tax liabilities, deficiencies, interest or penalties payable or asserted with respect to such periods. Except as set forth on the Disclosure Schedule, there are no actions, suits, proceedings, investigations or claims pending with respect to tax matters. Except as set forth on the Disclosure Schedule, there are no pending audits by any federal, state, local or foreign taxing authority of any payment, return or report made or filed by the Company.

    2.12  TITLE TO PROPERTIES.

    (a) Except as set forth on the Disclosure Schedule, the Company has good and marketable title to all of the properties and assets recorded on the Company Balance Sheet free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except for (i) such properties and assets as may have been sold in the ordinary course of business since the date of the Company Balance Sheet, or (ii) Permitted Encumbrances. As used herein "Permitted Encumbrances" means municipal and zoning ordinances, recorded easements, covenants and restrictions provided the same do not prohibit or materially interfere with the present use, or materially affect the present value, of the real property owned by the Company or any Controlled Subsidiary. All properties and assets owned and currently used by the Company in the Company's business are in good condition and repair, normal wear and tear excepted. Surveys of all real property owned by the Company, true and correct copies of which have been furnished to UWSI, are listed on the Disclosure Schedule.

    (b) The Disclosure Schedule sets forth: (i) a true and complete list of all real property leases of the Company and all personal property leases to which the Company is a party as lessee as of the date hereof involving an annual lease payment of more than $20,000, including an identification of the parties, the property, the term of the lease and the rent or lease payments thereunder; and
(ii) a true and complete list of all real property owned by the Company as of the date hereof, including an identification of the property, the record owner and the principal structures on it.

    2.13 CONTRACTS AND COMMITMENTS. Except as set forth on the Disclosure Schedule, neither the Company nor any Controlled Subsidiary has any written or oral contract, commitment, or other agreement or arrangement, including any note, loan agreement, guarantee or other evidence of indebtedness of the Company, which involves an annual aggregate consideration with a value in excess of $100,000 (excluding any agreements with insureds or plan sponsors), or any contracts, commitments, or other agreements or arrangements with any Related Party individually in excess of $60,000. All of such contracts, commitments, or other agreements or arrangements to which the Company or any Controlled Subsidiary is a party or by which any of its assets or properties are bound or affected are in full force and effect and no event or condition has occurred or exists or has been threatened in writing by any of the other parties thereto to have occurred or exist, which constitutes or with lapse of time or giving of notice would constitute a default or basis for acceleration under any such contract, commitment, arrangement or other agreement. Except as set forth on the Disclosure Schedule, neither the Company nor any Controlled Subsidiary has given any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever. Set forth on the Disclosure Schedule are written descriptions of all such contracts, commitments, agreements or arrangements that are oral. The Company is not bound by any covenant not to compete or otherwise restricted by any agreement to which it is a party from carrying on or engaging in any business anywhere in the world.

    2.14 EMPLOYEE RELATIONS. Neither the Company nor any Controlled Subsidiary is a party to any collective bargaining agreement covering or relating to any of its employees and has not recognized, is not required to recognize and during the past five years has not received a demand for recognition by any collective bargaining representative or experienced any strikes or work stoppages or slowdowns. Each of the Company and its Controlled Subsidiaries is in compliance with all applicable laws, rules and regulations relating to employment or employment practices, including those relating to wages, hours, collective bargaining and the withholding and payment of taxes and contributions, and the Company is in compliance with the Occupational Safety and Health Act and applicable Federal Civil Rights laws except where the failure to so comply would not have a Material Adverse Effect.

    2.15  EMPLOYEE BENEFIT PLANS.

    (a) Listed in the Disclosure Schedule are all written employment agreements presently in effect between the Company and its employees, all collective bargaining agreements between Company and its employees, and all benefit plans in effect for employees of the Company, including with-out limitation all bonus, pension and retirement, deferred compensation, vacation, and severance pay plans.

    (b) The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to so comply would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending with respect to the Company's employees.

    (c) Since June 25, 1996, there has not been (i) any increase in the rate or terms of compensation payable by the Company to, or any increase in the rate or terms of any bonus, insurance, pension, or other employee benefit plan on behalf of, its officers, except increases occurring in the ordinary course of business in accordance with its customary practices (which shall include normal period performance reviews and related compensation and benefit increases), or (ii) any general or uniform increase in the compensation or benefits of employees of the Company.

    (d) There are no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA, in which the Company's employees are participants. Each employee pension benefit plan listed on the Disclosure
Schedule is in compliance in all material respects with the applicable provisions of the Code and ERISA, including the fiduciary and prohibited transaction rules and funding requirements. Except as required by law, the Company has made no commitment to provide retiree health coverage to any employee. The consummation of the transactions contemplated by this Agreement will not trigger any severance payments.

    (e) Except as set forth on the Disclosure Schedule, there are no pending claims, lawsuits or arbitrations which have been asserted or instituted against the Company with respect to any laws respecting employment and employment practices of the Company.

    (f) The Company is not a party to any collective bargaining agreement and no such contract is being negotiated with the Company. No representation question exists or has been raised respecting the employees of the Company, nor are there any campaigns being conducted to solicit cards from the employees of the Company to authorize representation by any labor organization.

        (g) The Company has (i) timely filed with the United States Department of Labor and the Internal Revenue Service, all reports required to be filed by it (including, without limitation, all Forms 5500), and (ii) attached to the Disclosure Schedule all determination letters from the Internal Revenue Service which are currently applicable to any benefit plan of the Company.

    2.16 INTELLECTUAL PROPERTY. The Disclosure Schedule sets forth a correct and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark registrations and applications, copyrights and copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by the Company or any Controlled Subsidiary (the "Intellectual Property") which are material to the conduct of the business of the Company and the Controlled Subsidiaries taken as a whole. To the Company's and each Principal Shareholder's knowledge, the Company and each Controlled Subsidiary owns the entire right, title and interest in and to all Intellectual Property. The Disclosure Schedule sets forth a correct and complete list of all licenses granted to the Company and each Controlled Subsidiary by others which are material to the conduct of the business of the Company and each Controlled Subsidiary as now conducted, taken as a whole and to others by the Company or any Controlled Subsidiary. Except as set forth on the Disclosure Schedule, neither the conduct of the Company's or any Controlled Subsidiary's business nor any of the products it sells or services it provides infringes upon the rights of any other person and, the conduct of any other person's business or any of the products it sells or services it provides does not infringe upon any of the Company's or any Controlled Subsidiary's rights. Neither the Company nor any Controlled Subsidiary has any liability for or has given any indemnification for patent, trademark or copyright infringement as to any products used or sold by it or with respect to services rendered by it. The Intellectual Property constitutes all of the intellectual property that is used in or necessary for the conduct of the Company's or any Controlled Subsidiary's business, as presently conducted. Except as set forth on the Disclosure Schedule, neither the Company nor any Controlled Subsidiary has licensed any third party to use any of the Intellectual Property.

    2.17 ENVIRONMENTAL MATTERS. There are no actions pending or, to the Company's and Principal Shareholders' knowledge, threatened, and no conditions which could give rise to such an action against the Company which assert or allege (a) the Company, any Controlled Subsidiary or U&C Real Estate Partnership or their respective businesses has violated or any of their respective owned real property is in violation of any environmental laws or is in default with respect to any order, writ, judgment, variance, award or decree applicable to the Company, any Controlled Subsidiary or U&C Real Estate Partnership of any governmental authority relating to environmental laws (an "Environmental Law");
(b) the Company, any Controlled Subsidiary or U&C Real Estate Partnership is required to clean up or take any investigation, remedial or other response action under any Environmental Law; or (c) the Company, any Controlled Subsidiary or U&C Real Estate Partnership is required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises under any Environmental Law.

    2.18 CONTINGENT OR UNDISCLOSED LIABILITIES. Except as set forth on the Disclosure Schedule, neither the Company nor any Controlled Subsidiary has any debts, liabilities or obligations due or to become due (which debts, liabilities or obligations are not the subject of any other representation or warranty made in this Article II), and there are no claims or causes of action that may be asserted against the Company or any Controlled Subsidiary by any governmental authority or third party (which claims or causes of action are not the subject of any other representation or warranty made in this Article II) which arise with respect to or relate to any period or periods on or prior to the date hereof, regardless of whether such obligations, liabilities or claims are known or unknown, absolute, accrued, contingent or otherwise, except as and to the extent set forth on the Company Balance Sheet, except for liabilities incurred since June 25, 1996 in the ordinary course of business consistent with past practice or except to the extent that any such liability would not have a Material Adverse Effect.

    2.19 INSURANCE. The Company has in full force and effect the policies of insurance listed in the amounts described on the Disclosure Schedule, and all premiums due thereon have been paid. The Company does not have any interest in any other insurance policy.

    2.20 RELATED PARTY TRANSACTIONS. Except as described on the Disclosure Schedule attached hereto, the Company and each Controlled Subsidiary: (a) has not had any financial transactions or arrangements (other than payment of regular salary to Related Parties who are employees) with an annual aggregate amount in excess of $10,000 with any Related Party since June 25, 1996, and (b) except as contemplated hereby has not and will not have any present or future binding obligation to enter into any transaction or arrangement with any Related Party. For purposes hereof, the term "Related Party", shall mean: (i) any five percent or greater shareholder of the Company (other than UWSI) (ii) any officer or director of the Company or any Controlled Subsidiary, (iii) any spouse, in-law or descendant of any Related Party, and (iv) any person who, directly or indirectly, controls the Company. For purposes of this definition, "person" shall mean an individual, partnership, corporation, trust, unincorporated organization or other entity; and "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. Except as described on the Disclosure Schedule, to the knowledge of the Company and Principal Shareholders, no Related Party owns, directly or indirectly, or is a director, member, officer or employee of, or consultant to, any business organization which is a competitor, or supplier, having business dealings with the Company or any Controlled Subsidiary, nor does any Related Party own any material assets or properties which are used in the Company's or any Controlled Subsidiary's business.

    2.21 REGISTRATION STATEMENT, ETC. None of the information to be supplied by the Company or the Principal Shareholders insofar as such information relates to the Company or the Principal Shareholders and such information is furnished in writing by or on behalf of the Company or the Principal Shareholders expressly for use in (i) a Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") by UWSI for the purpose of registering the shares of UWSI Common Stock to be exchanged for shares of the Company Common Stock pursuant to the provisions of the Plan of Merger (the "Registration Statement"), (ii) the proxy statement to be mailed to the shareholders of the Company and UWSI (the "Proxy Statement") in connection with the meeting of shareholders to be called to consider and vote upon the Merger, and (iii) any other documents to be filed with the Commission in connection with the transactions contemplated hereby, at the respective times such documents are filed with the Commission and, in the case of the Registration Statement, when it becomes effective, and with respect to the Proxy Statement, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement or any amendment thereof, none of such information at the time of the meeting of shareholders referred to in
Section 5.03 hereof shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting.

    2.22 BROKERS AND FINDERS. Except as set forth in the Disclosure Schedule, neither the Company or any of its officers, directors or employees nor the Principal Shareholders has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for the Company or the Principal Shareholders in connection with this Agreement, the Plan of Merger or the transactions contemplated hereby and thereby.

    2.23 DISCLOSURE. No representation, warranty or other statement by the Company or any of the Principal Shareholders herein or in the Disclosure Schedules hereto, or in any other document entered into in connection with this Agreement, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF UWSI

    UWSI represents and warrants to the Company and the Shareholders that:

    3.01 ORGANIZATION AND AUTHORITY. UWSI is a corporation validly existing and in good standing under the laws of Wisconsin, with all requisite corporate power and corporate authority to own its property and to carry on its business as now being conducted.

    3.02 CAPITALIZATION. The authorized capital stock of UWSI consists of (a) 50,000,000 shares of common stock, no par value per share, of which 12,599,715 shares are issued and outstanding, and (b) 500,000 shares of preferred stock, no par value per share, of which no shares are issued and are outstanding. The UWSI Common Stock to be issued in the Merger will be validly issued, fully paid and nonassessable subject to Section 180.0622(2)(b) of the WBCL and judicial interpretations thereof. All of the outstanding shares of UWSI Common Stock have been issued pursuant to and in accordance with the 1933 Act and applicable state securities laws and rules and regulations under such laws, or valid exemptions therefrom.

    3.03 AUTHORIZATION. UWSI has full power and authority to enter into this Agreement and the Plan of Merger and to carry out its obligations hereunder and thereunder. The transactions contemplated hereby and thereby have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of UWSI are necessary to authorize this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby, except for the approval of UWSI shareholders. Subject to the approval of UWSI's shareholders, this Agreement and the Plan of Merger are valid and binding obligations of UWSI, enforceable against it in accordance with their terms, except insofar as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by principles of equity. Neither the execution and delivery of this Agreement nor the Plan of Merger by UWSI nor the consummation of the transactions contemplated hereby and thereby, nor compliance with any of the provisions hereof or thereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which UWSI is a party, or by which any property or assets of the foregoing may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to UWSI or any of its properties or assets, except where such violations would not materially impair the ability of UWSI to consummate the transactions contemplated herein. Other than in connection with or in compliance with the provisions of the DGCL, the WBCL, the 1933 Act, the securities laws of the various states, the insurance laws of various states and the Hart-Scott-Rodino Act, no notice to, filing with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by UWSI of the transactions contemplated by this Agreement and the Plan of Merger.

    3.04 REGISTRATION STATEMENT, ETC. None of the information to be supplied by UWSI insofar as such information relates to UWSI for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other document to be filed with the Commission in connection with the transactions contemplated hereby, at the respective times such are filed with the Commission and, in the case of the Registration Statement, when it becomes effective, and in the case of the Proxy Statement, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement or any amendment thereof or supplement thereto, none of such information supplied by UWSI at the time of the meeting of shareholders referred to in
Section 5.03 hereof shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents filed by UWSI with the Commission in connection with the Merger will comply in all material respects with the provisions of applicable federal and state securities laws.

    3.05 BROKERS AND FINDERS. Other than fees payable to Merrill Lynch & Co., neither UWSI nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commission or finders' fees, and no broker or finder has acted directly or indirectly for UWSI in connection with this Agreement or the Plan of Merger or the transactions contemplated hereby and thereby.

    3.06 DISCLOSURE. No representation, warranty or other statement by UWSI herein or in any other document made in connection with this Agreement, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein misleading.

    3.07 SEC REPORTS. Each report filed by UWSI under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the "1934 Act") since June 30, 1995 did not, on the date of such report contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All financial statements included in the reports referred to in the preceding sentence were prepared in accordance with GAAP except as noted therein, and fairly present the information purported to be shown therein (subject only to normal, recurring adjustments in the case of any unaudited statements, none of which is material).

                                   ARTICLE IV
                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

    4.01 CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, the Company and the Controlled Subsidiaries shall conduct their respective operations according to the ordinary and usual course of business consistent with past and current practices and use their reasonable best efforts to maintain and preserve their business organization, prospects, employees and advantageous business relationships and shall not, without the prior written consent of the President of UWSI, take any action or permit to occur any event set forth in Section 2.08.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.01 ACCESS AND INFORMATION. (a) Prior to the Effective Time, the Company shall on reasonable notice to the Company allow UWSI, and its accountants, counsel and other representatives and advisers full and complete access during reasonable business hours to all properties, books, contracts, commitments, records, documents and facilities of the Company, the Company shall furnish promptly to UWSI all other information concerning the business, properties and personnel of the Company and the Controlled Subsidiaries as UWSI may reasonably request, and the Company will make the officers, employees, agents, independent accountants and actuaries of the Company and Controlled Subsidiaries available to discuss such aspects of the Company and the Controlled Subsidiaries as may be reasonably requested by UWSI.

    (b) UWSI shall make available to executive officers of the Company, its accountants, counsel and the executive officers of UWSI to discuss such aspects of UWSI as may be reasonably requested by the Company.

    (c) Each of the Company and UWSI acknowledge that the access provided for in this Section 5.01 is provided for the sole reason of allowing each of UWSI and the Company to complete the due diligence necessary to allow their respective Boards of Directors to make informed decisions regarding approval of this Agreement and the preparation of the Registration Statement and Proxy Statement. Each of the Company and UWSI acknowledges the securities laws applicable to the use of material non-public information it may obtain pursuant to this Section 5.01, and each of the Company and UWSI shall inform its respective directors, officers, employees, and agents of such securities laws.

    5.02 REGISTRATION STATEMENT AND PROXY STATEMENT. As soon as reasonably practicable after the date hereof, UWSI shall prepare the Proxy Statement and UWSI shall prepare and file with the Commission and diligently pursue to effectiveness the Registration Statement, of which the Proxy Statement shall be a part. In connection with the foregoing, (a) UWSI and the Company will comply fully with the requirements of applicable state securities laws, the 1933 Act, and the rules and regulations of the Commission under such laws applicable to the offering and sale of UWSI Common Stock in connection with the Merger and the solicitation of proxies for the meeting of the shareholders of the Company described below and (b) the Company shall furnish to UWSI such information relating to the Company and its affiliates and the transactions contemplated by this Agreement and the Plan of Merger and such further and supplemental information as may be necessary or as may be reasonably requested by UWSI to ensure that the statements regarding the parties hereto and their affiliates and such transactions contained in the Proxy Statement will not on the effective date of the Registration Statement or the date of such meeting of the shareholders of the Company or UWSI or at the Effective Time include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. UWSI shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of the shares of UWSI Common Stock to be issued as set forth in the Plan of Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and other assistance as UWSI may reasonably request in connection with any such action. Following the Effective Time, UWSI will register the shares of UWSI Common Stock underlying the Options on Form S-8.

    5.03 COMPANY SHAREHOLDERS' APPROVAL. The Company shall call a special meeting of its shareholders to be held no later than 20 days following effectiveness of the Registration Statement for the purpose of considering and voting upon the approval and adoption of the Plan of Merger. The Company shall comply fully with the applicable provisions of the DGCL relating to the call and holding of such meeting of its shareholders.

    5.04 UWSI SHAREHOLDERS APPROVAL. UWSI shall call a special meeting of its shareholders to be held no later than 35 days following effectiveness of the Registration Statement for the purpose of considering and voting upon (i) the approval and adoption of the Plan of Merger and (ii) the increase in the number of shares of UWSI Common Stock issuable pursuant to the UWSI Equity Incentive Plan to cover the options on UWSI Common Stock being granted pursuant to the Employment Agreements referred to in Section 6.03(i). UWSI shall comply fully with the applicable provisions of the WBCL and the 1934 Act in connection with such shareholder approval.

    5.05 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, including, without limitation, using reasonable efforts to satisfy the conditions contained in Article VI hereof. The Company and UWSI will use their best efforts to obtain consents of all third parties and governmental bodies necessary or, in the reasonable opinion of UWSI, desirable for the consummation of the transactions contemplated by this Agreement and the Plan of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the Plan of Merger, the proper officers and/or directors of the Company or UWSI, as the case may be, shall take all such necessary action. Prior to the Effective Time, each Principal Shareholder shall (i) own, of record and beneficially, all right, title and interest to the shares of Company Common Stock owned by him as of the date hereof, free and clear of all security interests, liens, claims, pledges, escrows, options, warrants, rights of purchase, equities, charges, encumbrances, proxies, voting trusts and restrictions on voting rights whatsoever, and (ii) not enter into any contract, agreement, understanding or restriction of any kind relating to any shares of Company Common Stock. Subject to the provisions of Section 5.05, or without UWSI's prior written consent, during the period from the date of this Agreement to the Effective Time, or such earlier termination of the Agreement pursuant to
Article VII hereof, the Principal Shareholders shall not and the Company shall not and shall cause its directors, officers, agents and employees not to solicit, authorize the solicitation of or enter into any discussion (or continue any discussion) with any third party (including the provision of any information to a third party regarding the Company) concerning any offer or possible offer from any such third party (i) to purchase any Company Common Stock, any option or warrant to purchase Company Common Stock, or any securities convertible into Company Common Stock or any other security of the Company, (ii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company or (iii) to merge, consolidate or otherwise combine with the Company.

    5.06 INTERIM FINANCIAL STATEMENTS. During the period prior to the Effective Time, the Company shall deliver to UWSI monthly an unaudited balance sheet and income statement as of the end of such month (the "Interim Financial Statements"). The Interim Financial Statements shall be correct and complete and shall fairly present the financial condition, stockholders' equity, and results of operations of the Company as of the respective dates, and the Interim Financial Statements shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

    5.07 INSURANCE REGULATORY APPROVALS. As soon as practicable in conjunction with the execution and delivery of this Agreement, UWSI will file with the Department of Insurance of each state listed on the Disclosure Schedule, a Form A or similar document seeking approval of the Merger, and UWSI and the Company each hereby agrees that it will in good faith take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the necessary consents, authorizations, orders, approvals and clearances of governmental authorities, including, without limitation, approval of the Departments of Insurance listed on the Disclosure Schedule.

    5.08 HART-SCOTT-RODINO COMPLIANCE. UWSI, the Company and any other party required by law shall as soon as practicable file Notification and Report Forms under the Hart-Scott-Rodino Act with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. UWSI, the Company and any other parties required by law, will take all such action as may be necessary under any laws applicable to or necessary for, and will file and, if appropriate, use their reasonable efforts to have declared effective or approved, all documents and notifications with such governmental or regulatory bodies which they deem necessary or appropriate for the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates reasonably necessary to enable such other party to take such actions.

    5.09 CERTAIN NOTIFICATIONS. At all times until the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VI hereof.

    5.10 VOTING AGREEMENT. The Principal Shareholders shall vote their shares of Company Common Stock and BCBSUW shall vote its shares in UWSI in favor of the Plan of Merger.

    5.11 BEST EFFORTS. Each of UWSI, the Company and the Principal Shareholders agree to use its or his best efforts to take all necessary actions to cause the Merger to be consummated.

    5.12 PRESS RELEASES. The parties agree that, except as otherwise provided by law, no press release or other public announcement with respect to this Agreement or the transactions contemplated hereby shall be made without the prior consultation and approval of all parties hereto.

    5.13 EXPENSES. UWSI shall be responsible for its expenses incurred in connection with this Agreement and the transactions contemplated hereby. The Company shall be responsible for $150,000 of the fees and expenses of Godfrey & Kahn, S.C. incurred in connection with the transactions contemplated by this Agreement on behalf of the Company. The Shareholders shall be responsible for the remaining expenses of Godfrey & Kahn, S.C. since June 1, 1996, and all fees and expenses of any financial advisors engaged by the Company, any Controlled Subsidiary or the Principal Shareholders incurred in connection with this Agreement and the transaction contemplated hereby. Any Shareholders required by law to make filings under the Hart-Scott-Rodino Act as acquiring persons (as defined thereunder) shall be responsible for the expenses of any filing fees therefor. The Company shall be responsible for any remaining expenses incurred by the Company or the Principal Shareholders in the normal course of completing the transactions contemplated hereby.

    5.14 CERTAIN AGREEMENTS. The Company and the Principal Shareholders shall use their reasonable best efforts to cause:

        (i) American Medical Security Insurance Company ("AMSIC") to transfer to the Company all of the issued and outstanding capital stock of American Medical Security Insurance Company of Georgia, American Medical Security Insurance Company of Ohio and Personal Physicians Care, Inc.;

        (ii) AMSIC to transfer to the Company a dividend of $10 million;

       (iii) the Company to pay in full that Note of the Company in favor of Bank One, Green Bay dated February 1, 1996; and

       (iv) the Company to consent to the substitution of United Wisconsin Life Insurance Company for United Wisconsin Insurance Company as a partner in U&C Real Estate Partnership.

    5.15 UWSI CAPITALIZATION. The number of shares of UWSI Common Stock (i) to be received by the Shareholders in the Merger (ii) issuable upon exercise of the Options shall be adjusted for any stock split, stock dividend, recapitalization or similar event affecting UWSI Common Stock prior to the Effective Time.

                                   ARTICLE VI
                                   CONDITIONS

    6.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE MERGER. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) HSR WAITING PERIOD. All applicable waiting periods under the Hart-Scott-Rodino Act shall have expired.

        (b) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order. The Registration Statement, in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, shall comply in all material respects with the provisions of the 1933 Act and shall not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) COMPANY AUTHORIZATION. The Plan of Merger shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Company Common Stock.

        (d) UWSI AUTHORIZATIONS. The Plan of Merger and the increase in the shares of UWSI Common Stock issuable pursuant to the UWSI Equity Incentive Plan to cover the options on UWSI Common Stock being granted pursuant to the Employment Agreements referred to in Section 6.03(i) hereof shall each have been approved by the requisite vote of the holders of UWSI Common Stock.

        (e) LISTING. The shares of UWSI Common Stock to be issued in the Plan of Merger and upon exercise of the Options, shall have been approved for listing on the New York Stock Exchange subject to notice of issuance.

        (f) PROCEEDINGS. At the Effective Time there shall be no action or proceeding initiated by any governmental agency or any third party pending which seeks to restrain, prohibit or invalidate any material transaction contemplated by this Agreement or the Plan of Merger or to recover substantial damages or other substantial relief with respect thereto and no injunction or restraining order shall have been issued by any court restraining, prohibiting or invalidating any such material transaction.

        (g)  INSURANCE REGULATORY APPROVALS.

           (i) This Agreement, and all aspects of the transactions contemplated hereby, shall have received all appropriate and necessary insurance regulatory consents and approvals ("Approvals") as contemplated in
       Section 5.06, which Approvals shall be in full force and effect;

           (ii) any conditions and directions contained in the Approvals shall have been fully complied with in all material respects; and

          (iii) the Approvals shall not modify the terms and conditions of this Agreement, and the transactions contemplated herein, in any material respect.

    6.02 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS TO CONSUMMATE THE MERGER. The obligations of the Company and the Principal Shareholders to consummate the Merger shall be subject to the fulfillment (or waiver by the Company and the Principal Shareholders) at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of UWSI set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except as otherwise contemplated by this Agreement or approved by the Company, and the Company shall have received a certificate signed by the Chief Executive Officer, the President or an Executive Vice President of UWSI to that effect.

        (b) PERFORMANCE OF OBLIGATIONS. UWSI shall have performed all obligations required to be performed by it under this Agreement prior to the Effective Time, and the Company shall have received a certificate signed by the Chairman of the Board, the President or an Executive Vice President of UWSI to that effect.

        (c) PERMITS, AUTHORIZATIONS, ETC. UWSI shall have obtained any and all material permits, authorizations, consents or approvals of state securities commissions and of any other public body or authority required for the lawful consummation of the Merger.

        (d) OPINION OF COUNSEL. Michael Best & Friedrich, counsel for UWSI, shall have furnished its opinion to the Company as of the Effective Time in form and substance reasonably satisfactory to the Company.

        (e) OPINION OF TAX COUNSEL. The Company shall have received from Godfrey & Kahn an opinion, in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, and based on the Code and the regulations and interpretations thereunder as of the date of such opinion, that (a) the Merger will for federal income tax purposes constitute a reorganization within the meaning of Section 368 of the Code, (b) no gain or loss will be recognized by the Company Shareholders to the extent that they receive UWSI Common Stock solely in exchange for shares of Company Common Stock; (c) the gain, if any, to be realized by Company Shareholders who exchange their Company Common Stock for UWSI Common Stock and cash will be the excess of (i) the amount of cash plus the fair market value at the Effective Time of the UWSI Common Stock received over (ii) the basis of the Company Common Stock to be surrendered in exchange thereof and such gain will be recognized on the exchange, but in an amount not in excess of the cash to be received; (d) the basis of the shares of UWSI Common Stock to be received by the Company Shareholders will be the same as the basis of the Company Common Stock surrendered in exchange therefor, adjusted as provided in Section 358(a) of the Code in the event that any cash is received; and
    (e) the holding period of UWSI Common Stock received by the Company Shareholders will include the holding period of the Company Common Stock surrendered in exchange therefor, provided that the Company Shareholders held and will hold the Company Common Stock and UWSI Common Stock as capital assets. In rendering such opinion, Godfrey & Kahn may rely upon representations contained in certificates of officers of UWSI, the Company and others.

        (f) REGISTRATION RIGHTS AND STOCK RESTRICTION AGREEMENT. UWSI shall have executed and delivered the Registration Rights and Stock Restriction Agreement (the "Registration Rights Agreement") in substantially the form of Exhibit B hereto.

    6.03 CONDITIONS TO OBLIGATIONS OF UWSI TO CONSUMMATE THE MERGER. The obligations of UWSI to consummate the Merger shall be subject to the fulfillment (or waiver by UWSI) at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Principal Shareholders set forth in Article II hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except for such matters as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and UWSI shall have received a certificate signed by the Principal Shareholders and by the President of the Company to that effect.

        (b) PERFORMANCE OF OBLIGATIONS. The Company and the Principal Shareholders shall have performed all obligations required to be performed by it or them under this Agreement prior to the Effective Time, and UWSI shall have received a certificate signed by the Principal Shareholders and by the President of the Company to that effect.

        (c) PERMITS, AUTHORIZATIONS, ETC. The Company shall have obtained any and all consents or waivers from other parties to loan agreements or other contracts material to the Company's business for the lawful consummation of the Merger, and the Company and UWSI shall have obtained any and all permits, authorizations, consents or approvals of state securities commissions and of any other public body or authority required for the lawful consummation of the Merger.

        (d) AGREEMENTS OF AFFILIATES. Each person who is identified on the Disclosure Schedule pursuant to Section 2.03 hereof as an "affiliate" shall have delivered to UWSI a written agreement in the form of Exhibit C hereto.

        (e) FINANCIAL STATEMENTS. UWSI shall have received the Interim Financial Statements.

        (f) OPINION OF COUNSEL. Godfrey & Kahn, counsel for the Company, shall have furnished to UWSI its opinion as of the Closing in form and substance satisfactory to UWSI.

        (g) OPINION OF TAX COUNSEL. UWSI shall have received from Michael Best & Friedrich an opinion, in form and substance reasonably satisfactory to UWSI, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, and based on the Code and the regulations and interpretations thereunder as of the date of such opinion, the Merger will for federal income tax purposes constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, Michael Best & Friedrich may rely upon representations contained in certificates of officers of UWSI, the Company and others.

        (h) DISSENTING SHAREHOLDERS. UWSI shall have received a certificate signed by the President of the Company to the effect that shareholders of the Company owning no more than five percent of the Company's Common Stock have filed with the Company written objections to the Merger under Section 262 of the DGCL.

        (i) EMPLOYMENT AGREEMENTS. Hilliard and Weyers, respectively, shall have executed the Employment Agreements in the form previously agreed to.

        (j) TERMINATION OF EXISTING EMPLOYMENT AGREEMENTS. The Company shall have terminated (at no additional expense to the Company) the current Employment Agreements between the Company and Hilliard and Weyers, respectively.

        (k) OPTIONS. The substitution of UWSI Options (as such term is defined in the Plan of Merger) for Options shall be approved by the Boards of Directors of the Company and UWSI. The shareholders of UWSI shall have approved the option plan amendment contemplated by Section 2.2(b) of the Plan of Merger. The Management Review Committee which administers such option plan shall have approved the substitution of options contemplated by
    Section 2.2(b) of the Plan of Merger and the issuance of UWSI Options to the Principal Shareholders, as contemplated in their respective Employment Agreements.

        (l) BRING DOWN OF FAIRNESS OPINION. Merrill Lynch & Co. shall have confirmed or redelivered its opinion previously delivered to UWSI concerning the fairness, from a financial point of view, of the Merger to the shareholders of UWSI. Such confirmation or redelivery shall be dated the date on which proxy materials are first mailed to UWSI Shareholders for the special meeting of shareholders referred to in Section 5.04 hereof.

        (m) ESCROW AGREEMENT. The Shareholders shall have deposited the Escrow Amount into, and Hilliard, as Agent, shall have executed, an Escrow Agreement in the form attached hereto as Exhibit D (the "Escrow Agreement").

                                  ARTICLE VII
                             TERMINATION, AMENDMENT

    7.01  TERMINATION.

    (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

        (i) by mutual consent of the Company and UWSI;

        (ii) by any of the Company, the Principal Shareholders or UWSI if the Merger has not taken place by June 30, 1997;

       (iii) by UWSI if any of the conditions contained in Sections 6.01 and
    6.03 have not been satisfied prior to the Closing; or

       (iv) by the Company if any of the conditions contained in Sections 6.01 or 6.02 have not been satisfied prior to the Closing.

    (b) In the event this Agreement is terminated pursuant to Section 7.01: (i) all obligations and rights of the parties hereunder shall cease and the parties shall have all of the rights and obligations which existed immediately prior to the execution of this Agreement; and (ii) such termination shall be without any liability or further obligation of any party to another and the obligations and agreements in this Agreement shall terminate and have no further effect except for liabilities and obligations based on any intentional failure to perform or comply with any covenant or agreement herein or for any intentional misrepresentation or material breach of any warranty herein (and such termination shall not constitute a waiver of any claim with respect thereto).

    7.02 AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto duly authorized by the respective Board of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of the Plan of Merger by the shareholders of the Company, no such amendment, modification or supplement shall change the amount or the form of the consideration to be delivered to the holders of Company Common Stock or Options as contemplated by this Agreement and the Plan of Merger.

                                  ARTICLE VIII
                                INDEMNIFICATION

    8.01 INDEMNIFICATION BY SHAREHOLDERS. As UWSI's sole and exclusive remedy for breach of this Agreement from and after the Effective Time, the Shareholders of the Company other than UWSI (the

"Shareholders"), shall indemnify, defend and hold UWSI and its subsidiaries, directors, officers, employees, agents and shareholders (collectively, "UWSI" as used in this Article VIII) harmless from and against any damages, liability, loss, cost or deficiency (including, but not limited to, reasonable attorneys' fees ) net of any tax benefits, insurance proceeds or similar benefits, arising out of, resulting from or relating to:

        (a) any inaccuracy in or breach of a representation or warranty of the Company or the Shareholders pursuant to this Agreement or any failure of the Company or the Principal Shareholders to duly perform or observe any term, provision, covenant or agreement to be performed or observed by them pursuant to this Agreement.

        (b) the Employee Claim (as defined in the letter from the Company to UWSI of even date herewith) (collectively, "UWSI Damages").

    8.02  LIMITATIONS.

    (a) UWSI DAMAGES. No indemnification shall be payable by the Shareholders to UWSI with respect to an Indemnified Claim (as hereinafter defined) for UWSI Damages pursuant to Section 8.01(a) unless the Agent (as such term is defined in the Escrow Agreement) shall have received notice thereof on or before June 30, 1997 or, if the Effective Time is after December 31, 1996, on or before nine months after the Effective Time; Further, no claim pursuant to Section 8.01(a) shall be made until UWSI's Damages for all Indemnified Claims pursuant to
Section 8.01(a), in the aggregate, exceed Seven Hundred Fifty Thousand Dollars ($750,000) (the "Basket Amount"). For the purposes of determining whether a breach or inaccuracy of a representation, warranty or covenant contained in this Agreement has occurred, which can give rise to an Indemnified Claim and for the purposes of calculating the amount of any Indemnified Claim, such determination shall be made by considering each of such representations, warranties or covenants as if the terms "material", "materially" or "Material Adverse Effect" did not appear therein. At such time that UWSI's Damages under Section 8.01(a) exceed the Basket Amount the Shareholders shall be liable to UWSI only for the portion of such UWSI's Damages that exceed the Basket Amount.

    (b) EMPLOYEE CLAIM. No indemnification shall be payable by the Shareholders to UWSI with respect to an Indemnified Claim pursuant to Section 8.01(b) unless the Agent shall have received notice thereof on or before three years after the Effective Time. Further, no claim hereunder shall be made until UWSI's Damages for all Indemnified Claims under Section 8.01(b) in the aggregate, exceed Seven Hundred Fifty Thousand Dollars ($750,000) (the "Employee Basket Amount"). At such time that UWSI's Damages under Section 8.01(b) exceed the Employee Basket Amount, the Shareholders shall be liable to UWSI for only fifty percent (50%) of the portion of such UWSI's Damages for Section 8.01(b) which exceed the Employee Basket Amount.

    (c) MAXIMUM AMOUNT. In no event shall the Shareholders' liability with respect to the Employee Claim exceed One Million Dollars ($1,000,000), and in no event shall the Shareholders' liability with respect to all Indemnified Claims, in the aggregate, including the Employee Claim, exceed Eight Million Dollars ($8,000,000) (the "Escrow Amount") which sum shall be deposited into escrow concurrently with the Effective Time pursuant to the Escrow Agreement.

    8.03  PROCEDURE.

    (a) NOTICE OF CLAIMS. UWSI shall provide the Agent quarterly with a list of all Indemnified Claims (each of which shall be in a minimum amount of $10,000) that UWSI is applying to the Basket Amount. Once the Indemnified Claims exceed the Basket Amount, UWSI shall simultaneously give the Agent and the Escrow Agent (as such term is defined in the Escrow Agreement) prompt notice of any claim, demand, assessment, action, suit or proceeding to which UWSI believes the indemnity set forth in section 8.01 applies each of which shall be in the minimum amount of $10,000 (an "Indemnified Claim"); provided however that no Indemnified Claim shall be made for a breach or inaccuracy of any representation or warranty, if Joseph Decker, Gail L. Hanson, Samuel V. Miller or C. Edward Mordy had knowledge of such a breach or inaccuracy at the time it was made. Such notice shall provide in reasonable detail such information as UWSI may have with respect to such Indemnified Claim (including, without limitation, copies of any summons, complaints or other pleadings which may have been served on UWSI or its agents and any written claim, demand, invoice, billing or other document evidencing the same). If such Indemnified Claim is evidenced by a court pleading, UWSI shall give such notice within five
(5) days of receipt of such pleading. If such Indemnified Claim is evidenced by some other writing from a third party, UWSI shall give such notice within ten
(10) days of the date it receives such writing. If the Agent shall object to such notice of claim, the Agent shall simultaneously deliver a written notice of objection to UWSI and the Escrow Agent within fifteen (15) days after UWSI's delivery of the notice of claim. Such notice of objection shall set forth the grounds upon which the objection is based and state whether the Agent objects to all or only a portion of the matter described in the notice of claim. If the notice of objection shall not have been so delivered within such fifteen (15) day period, all Shareholders (as defined in the Escrow Agreement) shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the notice of claim for the full amount thereof, and the UWSI's Damages set forth in the notice of claim shall be promptly paid to UWSI from the Escrow by the Escrow Agent, without the necessity of further action, as provided in the Escrow Agreement to the full extent of the amount of funds held in the Escrow. If the Agent shall make timely objection to a claim or claims set forth in any notice of claim, and if such claim or claims shall not have been resolved or compromised within sixty (60) days from the date of delivery of the notice of objection, then such claims shall be settled by arbitration pursuant to Section
9.07 hereof. The arbitrator shall promptly obtain such information regarding the matter the arbitrator deems necessary and shall decide the matter and render a written award which shall be delivered to UWSI, the Agent and the Escrow Agent. Any award shall be a conclusive determination of the matter and shall be binding upon UWSI and the Shareholders. If, by arbitration, it shall be determined that UWSI shall be entitled to any UWSI's Damages by reason of its claim or claims, the UWSI's Damages so determined shall be paid to UWSI by the Escrow Agent in the same manner as if the Agent had not delivered a notice of objection.

    (b) CONTROL OF DEFENSE OF CLAIMS. If UWSI's request for indemnification arises from the claim of a third party, (i) UWSI may assume control of the defense of such Indemnified Claim or any litigation resulting from such Indemnified Claim at its own expense by giving the Principal Shareholders notice of UWSI's decision to do so or (ii) UWSI may allow the Agent to assume control of such defense by giving written notice to the Agent. If the Agent elects to assume such defense after written notice by UWSI, or if within ten (10) days after delivery of such notice the Agent has not notified UWSI in writing of its intent to assume such defense, such defense shall be conducted at the Shareholders' sole expense. Notwithstanding UWSI's assumption of the defense of an Indemnified Claim pursuant to Section 8.03(b)(i) hereof, the Principal Shareholders shall have the right to participate in the defense of such Indemnified Claim at their own expense.

    8.04 INDEMNIFICATION BY UWSI. As the Shareholders' sole and exclusive remedy for breach of this Agreement from and after the Effective Time, UWSI agrees to indemnify, defend and hold the Shareholders, harmless from and against any damage, liability, loss, cost or deficiency (including, but not limited to, reasonable attorneys' fees) arising out of, resulting from or relating to:

        (a) any inaccuracy in or breach of representation or warranty of UWSI pursuant to this Agreement; and

        (b) any failure to duly perform or observe any term, provision or covenant to be performed or observed by UWSI pursuant to this Agreement.

    8.05 PROCEDURE. The Principal Shareholders, acting on behalf of the Shareholders, shall give UWSI prompt notice of any claim, demand, assessment, action, suit or proceeding to which the Principal Shareholders believe the indemnity set forth in section 8.04 applies (for purposes of this

Section 8.05, an "Indemnified Claim"). Such notice shall provide in reasonable detail such information as the Principal Shareholders may have with respect to such Indemnified Claim (including, without limitation, copies of any summons, complaints or other pleadings which may have been served on Shareholders or their respective agents and any written claim, demand, invoice, billing or other document evidencing the same). If such Indemnified Claim is evidenced by a court pleading, UWSI shall be given such notice within five (5) days of receipt of such pleading. If such Indemnified Claim is evidenced by some other writing from a third party, UWSI shall be given such notice within ten (10) days of the date it receives such writing. If UWSI shall object to such notice of claim, the UWSI shall deliver a written notice of objection to the Principal Shareholders within fifteen (15) days after delivery of the notice of claim. Such notice of objection shall set forth the grounds upon which the objection is based and state whether UWSI objects to all or only a portion of the matter described in the notice of claim. If the notice of objection shall not have been so delivered within such fifteen (15) day period, UWSI shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the notice of claim for the full amount thereof, and the damages set forth in the notice of claim shall be promptly paid to Principal Shareholders (on behalf of all Shareholders), in cash. If UWSI shall make timely objection to a claim or claims set forth in any notice of claim, and if such claim or claims shall not have been resolved or compromised within sixty (60) days from the date of delivery of the notice of objection, then such claims shall be settled by arbitration pursuant to Section 9.07 hereof. The arbitrator shall promptly obtain such information regarding the matter the arbitrator deems necessary and shall decide the matter and render a written award which shall be delivered to UWSI and the Principal Shareholders. Any award shall be a conclusive determination of the matter and shall be binding upon UWSI and the Shareholders.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally; (ii) the second business day after being deposited in the United States mail registered or certified (return receipt requested); (iii) the first business day after being deposited with Federal Express or any other recognized national overnight courier service or (iv) on the business day on which it is sent and received by facsimile, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to UWSI or BCBSUW:

           401 West Michigan Street
           Milwaukee, WI 53203
           Attention: Thomas R. Hefty

           With copies to:

           Geoffrey R. Morgan
           Michael Best & Friedrich
           100 East Wisconsin Avenue
           Milwaukee, Wisconsin 53202

        (b) If to the Company or the Principal Shareholders:

           American Medical Security Group, Inc.
           3100 AMS Boulevard
           Green Bay, WI 54313
           Attention: President

           American Medical Security Group, Inc.
           3100 AMS Boulevard
           Green Bay, WI 54313
           Attention: General Counsel

           American Medical Security Group, Inc.
           3100 AMS Boulevard
           Green Bay, WI 54313
           Attention: Wallace J. Hilliard

           American Medical Security Group, Inc.
           3100 AMS Boulevard
           Green Bay, WI 54313
           Attention: Ronald A. Weyers

           to Principal Shareholders:

           Wallace J. Hilliard
           4443 Indian Trails
           Green Bay, WI 54313

           Ronald A. Weyers
           2643 Good Sheperd Lane
           Green Bay, WI 54313

           with copies to:

           Benjamin W. Laird
           Godfrey & Kahn, S.C.
           333 Main Street, Suite 600
           Green Bay, WI 54307-3067

           Randall J. Erickson
           Godfrey & Kahn, S.C.
           780 North Water Street
           Milwaukee, WI 53202

    9.02 MISCELLANEOUS. This Agreement (including the exhibits, documents and instruments referred to herein or therein):

        (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;

        (ii) is not intended to confer upon any other person any rights or remedies hereunder; and

       (iii) shall not be assigned by operation of law or otherwise; and

       (iv) may be executed in two or more counterparts which together shall constitute a single agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, next of kin, distributees, executors, administrators and personal representatives.

    9.03 WAIVER: REMEDIES. No delay or failure on the part of any party hereto to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

    9.04 SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

    9.05 GOVERNING LAW. This Agreement shall be construed in accordance with the DGCL, to the extent applicable, and the law of the State of Wisconsin (without regard to principles of conflicts of laws) applicable to contracts made and to be performed within such State.

    9.06 "KNOWLEDGE". As used herein, any reference to the "knowledge" of the Company or the Shareholders, or the like, shall include the knowledge of (i) with respect to the Company, those persons listed on the Disclosure Schedule after reasonable inquiry, and (ii) the Principal Shareholders, respectively, each after making reasonable inquiry of those persons listed on Section 9.06 of the Disclosure Schedule and, if any such person fails to make such inquiry, shall include constructive knowledge of such facts as would have been learned had such reasonable inquiry been made; provided however, that such persons shall not have any duty to make any inquiry of third parties who are not officers, directors, employees or agents (including, without limitation, attorneys and accountants) of the Company or a Controlled Subsidiary.

    9.07 ARBITRATION. Any controversy or dispute arising out of or relating to the payment of Indemnified Claims of either UWSI or Shareholders shall be settled by a single arbitrator in arbitration conducted in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator's decision shall be in writing and shall be final and nonappealable. The arbitrator also shall make a determination regarding which party's legal position in any such controversy or claim is the more substantially correct (the "Prevailing Party") and the arbitrator may require the other party to pay the reasonable legal and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action.

    IN WITNESS WHEREOF, UWSI and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Principal Shareholders have executed this Agreement, all as of the date first written above.

                                          UNITED WISCONSIN SERVICES, INC.

                                          By: /S/ THOMAS R. HEFTY

                                          Its: Chairman, President and Chief
                                               Executive Officer

                                          AMERICAN MEDICAL SECURITY GROUP, INC.

                                          By: /S/ WALLACE J. HILLIARD

                                          Its: President

                                          /S/ WALLACE J. HILLIARD
                                          WALLACE J. HILLIARD, individually and
                                          as Trustee under the Voting Trust
                                          Agreement

                                          /S/ RONALD A. WEYERS
                                          RONALD A. WEYERS, individually and as
                                          successor Trustee under the Voting
                                          Trust Agreement

                                          BLUE CROSS & BLUE SHIELD
                                          UNITED OF WISCONSIN (solely for
                                          purposes of Section 5.10 hereof)

                                          By: /S/ THOMAS R. HEFTY

                                          Its: President

                                      EXHIBIT A

                                    PLAN OF MERGER
                                    BY AND BETWEEN
                           UNITED WISCONSIN SERVICES, INC.
                                         AND
                        AMERICAN MEDICAL SECURITY GROUP, INC.

     Plan of Merger, dated as of _______________, 1996, by and between AMERICAN MEDICAL SECURITY GROUP, INC., a Delaware corporation ("AMS"), and UNITED WISCONSIN SERVICES, INC., a Wisconsin corporation ("UWSI" or the "Surviving Corporation"). AMS and UWSI are sometimes hereinafter referred to as the "Constituent Corporations."

     AMS, UWSI, Blue Cross & Blue Shield United of Wisconsin and certain shareholders of AMS have entered into an Agreement and Plan of Merger (the "Agreement") which Agreement provides for the merger of AMS with and into UWSI (the "Merger"). The respective Boards of Directors of AMS and UWSI each deem the Merger desirable and in the best interests of their respective shareholders. The respective Boards of Directors of AMS and UWSI by resolutions duly adopted, have approved this Plan of Merger and have directed that it be submitted to their respective shareholders for approval in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and Wisconsin Business Corporation Law ("WBCL"), respectively.

     In consideration of the mutual agreements, provisions and covenants herein contained, and for the purpose of prescribing (a) the terms and conditions of the Merger and the mode of carrying the same into effect; (b) the manner and the basis of converting the shares of common stock, $1.00 par value per share, of AMS (the "AMS Common Stock") outstanding immediately prior to the Effective Time (as hereinafter defined) other than AMS Common Stock owned by UWSI (the "Outstanding Shares") into (i) 4,000,000 shares of common stock, no par value per share, of UWSI (the "UWSI Common Stock"), as authorized at the Effective Time under the provisions of UWSI's Articles of Incorporation less the number of shares of UWSI Common Stock issuable pursuant to AMS Options (as hereinafter defined) immediately prior to the Effective Time and (ii) the right to receive an amount, in cash and without interest, equal to $67,010,000 less expenses attributable to holders of the Outstanding Shares pursuant to the Agreement (collectively, the "Cash Consideration"); and (c) such other provisions as are deemed necessary or desirable, the parties hereto hereby agree, subject to the terms and conditions hereinafter set forth as follows:

                                      ARTICLE I
                                      THE MERGER

     Section 1.1 MERGER OF AMS INTO UWSI. In accordance with the provisions of this Plan of Merger, Section 252 the DGCL and Section 1107 of the WBCL, AMS shall be merged with and into UWSI, which shall be the surviving corporation. After the Effective Time (as defined in Section 1.5 hereof) the Surviving Corporation shall continue its corporate existence as a Wisconsin corporation. At the Effective Time the separate existence and corporate organization of AMS shall cease.

     Section 1.2    EFFECT OF THE MERGER.

         (a) ARTICLES OF INCORPORATION. The Articles of Incorporation of UWSI in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the WBCL. A copy of the Articles of Incorporation of UWSI is attached hereto as Appendix I.

         (b) BY-LAWS. The By-laws of UWSI in effect at the Effective Time shall be the By-laws of the Surviving Corporation until altered, amended or repealed as provided therein and in the Articles of Incorporation of the Surviving Corporation.

         (c) OFFICERS AND DIRECTORS. The officers and directors of UWSI at the Effective Time shall be the officers and directors of the Surviving Corporation.

    Section 1.3    ASSETS AND LIABILITIES.  At the Effective Time, the
Surviving Corporation shall thereupon and thereafter possess title to all property owned by each of the Constituent Corporations without reversion or impairment; the Surviving Corporation shall have all liabilities of each Constituent Corporation; a civil, criminal, administrative or investigatory proceeding against either of the Constituent Corporations may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for AMS.

    Section 1.4 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of AMS acquired or to be acquired by reason of, or as a result of the Merger, or (b) otherwise to carry out the purpose of this Plan of Merger, AMS and its proper officers and directors shall be deemed to have granted to the Surviving Corporation and its proper officers and directors, and each of them, an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Plan of Merger; and the proper officers and directors of the Surviving Corporation, and each of them, are fully authorized in the name of AMS or otherwise to take any and all such action.

    Section 1.5 EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") shall be the time on the date on which articles of merger, substantially in the form of Appendix II attached hereto (the "Articles of Merger"), are received by the Secretary of State of Delaware and Department of Financial Institutions of the State of Wisconsin and subsequently stamped as filed with the Secretary of State of Delaware and Department of

Financial Institutions of the State of Wisconsin. The Articles of Merger shall be filed in accordance with the provisions of the DGCL and WBCL as soon as practicable following the Closing (as defined in the Agreement).

                                      ARTICLE II
                               CONVERSION OF SECURITIES

    Section 2.1    AMS COMMON STOCK.

     (a) AUTOMATIC CONVERSION. At the Effective Time, except as otherwise provided in Section 2.4 hereof, the Outstanding Shares shall, by virtue of the Merger and without any action on the part of any person or entity, be converted into a combination of shares of UWSI Common Stock and the Cash Consideration, without interest, in the manner determined by the holders of Outstanding Shares as set forth on Appendix III attached hereto; provided, however, that Dissenting Shares (as hereinafter defined) shall be dealt with as provided in Section 2.4 below. Outstanding Shares, if any, which at the Effective Time are either (i) owned by UWSI, or (ii) are held in the treasury of AMS, shall be cancelled and retired by virtue of the Merger without conversion into shares of UWSI Common Stock or Cash Consideration.

     (b) RECORD HOLDER. The person who is shown as the record holder of any Outstanding Shares on AMS's stock transfer records shall be deemed for the purposes of this Article II to be the "record holder" of such shares.

     (c) EXCHANGE AGENT. The term "Exchange Agent" means any person designated by UWSI to act as an Exchange Agent for purposes of this Agreement, provided that if at any time such person shall not be ready, willing and able to serve as Exchange Agent, or if UWSI shall not have designated any such person to so serve, then UWSI shall be the Exchange Agent.

     Section 2.2 SERIES A PREFERRED STOCK. At the Effective Time, all of the issued and outstanding shares of Series A Preferred Stock, $1.00 par value per share, of AMS, with a stated value of $1,000.00 per share, shall, by virtue of the Merger and without any action on the part of any person or entity, be cancelled and retired without any consideration.

     Section 2.3    AMS OPTIONS.

     As of the Effective Time, each then outstanding option to purchase shares of AMS Common Stock, whether or not then vested or exercisable (each, an "AMS Option")shall be assumed by the Company and converted into an option (a "UWSI Option"), to purchase shares of UWSI Common Stock in an amount and at an exercise price determined as provided below:

         (i) The number of shares of UWSI Common Stock to be subject to a UWSI Option shall be equal to the product of the number of shares of AMS Common Stock subject to the AMS Option and _______; and

         (ii) The exercise price per share of UWSI Common Stock under the UWSI Option shall be equal to the exercise price per share of AMS Common Stock under the AMS Option divided by ______.

Except as provided above, UWSI Options shall be subject to the same terms and conditions (including, without limitation, expiration date, and exercise provisions) as were applicable to AMS Options immediately prior to the Effective Time, except that the UWSI Options shall be fully vested. AMS Options shall not be treated as expired solely due to the fact that UWSI exercised its option under the Joint Venture Agreement. The surrender of an AMS Option to the Company in exchange for a UWSI Option shall be deemed a release of any and all rights the holder had or may have had in respect of such AMS Option and the grant of UWSI Options with respect to all AMS Options held by such holder with respect to which a UWSI Option is payable shall be conditioned on such holder acknowledging the cancellation of all such AMS Options.

     Section 2.4 DISSENTING SHARES. Outstanding Shares held by shareholders of AMS who shall have taken all action prior to and including the Effective Time necessary to permit such persons to pursue the appraisal remedies under Section 262 of the DGCL ("Dissenting Shares"), shall not be converted as provided herein, but the holders thereof shall receive such consideration as is provided in Section 262 of the DGCL; provided, however, that if any holders of Dissenting Shares shall subsequently fail to comply with the procedures provided in the DGCL or otherwise fail to establish their right to be paid for such Outstanding Shares as provided by the DGCL, the Dissenting Shares of such holders shall thereupon be deemed to have been converted as of the Effective Time in the same manner as provided in this Article II for the other Outstanding Shares.

     Section 2.5    EXCHANGE OF SHARES.

         (a) PROCEDURE FOR EXCHANGE. As soon as practicable after the Effective Time, the Exchange Agent (i) shall mail or deliver to each former record holder of Outstanding Shares whose shares have been converted into UWSI Common Stock in accordance with Appendix III hereto, and who has surrendered to the Exchange Agent certificate(s) representing all Outstanding Shares owned of record by such person, certificate(s) representing shares of UWSI Common Stock and (ii) shall mail or deliver to such former record holder a check of UWSI in the amount and in satisfaction of any cash payment required by Appendix III or cash payment in lieu of fractional shares determined in accordance with Section 2.5(b). Until so surrendered, each certificate which, immediately prior to the Effective Time, represented Outstanding Shares shall be deemed for all corporate purposes (other than the payment of dividends or other distributions) to represent shares of UWSI Common Stock to the extent indicated on Appendix III, as though such surrender and exchange had taken place. No dividend or other distribution payable to holders of UWSI Common Stock shall be paid to the holders of certificates previously representing Outstanding Shares; provided, however, that upon surrender of such certificates to UWSI or the Exchange Agent there shall be paid, in the manner specified in the first sentence of this Section 2.5(a) with respect to cash payments in lieu of fractional shares, to each record holder of the certificates issued in exchange therefor the amount, without interest, of all dividends or other distributions, if any, which shall have been declared and become payable after the Effective Time with respect to the shares of UWSI Common Stock into which the Outstanding Shares represented by such surrendered certificates shall have been converted.

     (b) NO FRACTIONAL SHARES. No fractional shares of UWSI Common Stock shall be issued in the Merger. In lieu of the issuance or recognition of fractional shares of UWSI Common Stock, or interests or rights therein, each fractional share of UWSI Common Stock which, for this Section 2.5(b), would have been issuable pursuant to Section 2.1, shall, on a holder by holder basis, be aggregated, and be converted, to the fullest extent possible, into whole shares of UWSI Common Stock. Each remaining fractional share of UWSI Common Stock, if any, shall be converted into a right to receive cash, without interest, in an amount equal to the product of (A) such fraction of a share of UWSI Common Stock, and (B) $____.

     (c) STATUS OF SHARES. All shares of UWSI Common Stock into which the Outstanding Shares shall have been converted pursuant to this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares, and shall be fully paid and nonassessable.

     (d) NO FURTHER TRANSFERS. From and after the Effective Time there shall be no transfers of Outstanding Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing shares of UWSI Common Stock and the right to receive cash in lieu of fractional shares of UWSI Common Stock as herein provided.

     (e) ROUNDING OF DOLLAR AMOUNTS. All amounts payable in cash hereunder shall be rounded to the nearest $0.01.


                                     ARTICLE III
                              AMENDMENT AND TERMINATION

     Section 3.1 AMENDMENT. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 3.2 TERMINATION. At any time prior to the Effective Time, whether before or after approval by the shareholders of each of AMS and UWSI, this Agreement may be terminated and the Merger abandoned by mutual agreement of the Board of Directors of UWSI and AMS, and shall terminate automatically upon termination of the Agreement prior to the Closing. If terminated as provided in this Section 3.2, this Plan of Merger shall forthwith become wholly void and of no further force and effect.

                                      ARTICLE IV
                                    MISCELLANEOUS

     Section 4.1 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     Section 4.2 GOVERNING LAW. This Plan of Merger shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Wisconsin, except only to the extent that Sections 252 and 262 of the DGCL are specifically applicable hereto.

     IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan of Merger to be executed on its behalf by its officers hereunto duly authorized, all on the date first above written.

                             UNITED WISCONSIN SERVICES, INC.


                             By:________________________________________

                             Its:_______________________________________


                             AMERICAN MEDICAL SECURITY GROUP, INC.



                             By:________________________________________

                             Its:_______________________________________

                                      EXHIBIT B

                            REGISTRATION RIGHTS AND STOCK
                                RESTRICTION AGREEMENT


    This Agreement, ("Agreement") is made and entered into as of this ____ day of ______________, 1996 by and among United Wisconsin Services, Inc., a Wisconsin corporation (the "Company"), Wallace J. Hilliard and Ronald A. Weyers (individually a "Holder" and collectively the "Holders").

                                       RECITALS

    WHEREAS, the Company, Blue Cross & Blue Shield United of Wisconsin ("BCBSUW"), American Medical Security Group, Inc., a Delaware corporation ("AMSG"), and the Holders are parties to an Agreement and Plan of Merger dated as of July 31, 1996 (the "Merger Agreement") pursuant to which, among other things, the Holders are acquiring shares of common stock, no par value, of the Company ("UWSI Common Stock") and in connection with employment agreements being entered into with American Medical Security Holdings, Inc., a Nevada corporation and wholly owned subsidiary of UWSI ("Holdings"), are acquiring options to purchase shares of UWSI Common Stock ("Options").

    WHEREAS, pursuant to the Merger Agreement, AMSG was merged into UWSI and the assets previously held by AMSG were transferred by operation of law to UWSI, and the parties hereto anticipate that UWSI will transfer substantially all of such assets to Holdings.

    WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Holders desire to obtain certain registration rights with respect to UWSI Common Stock to be received in the Merger and the Options, and UWSI desires to enter into the agreements with the Holders as set forth below.

    NOW THEREFORE, the parties agree as follows:

                                      ARTICLE I
                                 REGISTRATION RIGHTS

         Section 1.01 GENERAL. For purposes of Article I: (i) the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement (a "registration statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement; and
(ii) the term "Registrable Securities" means the ______ shares of UWSI Common Stock to be received by the Holders in the Merger and any shares of UWSI common stock acquired by the Holders through the exercise of Options or any securities issued in exchange therefor in the event of a recapitalization, stock split, merger, consolidation or other combination or exchange of shares. Capitalized terms used herein and not defined shall have the meanings set forth in the Merger Agreement.

         Section 1.02 REQUEST FOR REGISTRATION. Subject to Section 1.07(a) hereof, at any time on or after the date hereof if the Company shall receive a written request (specifying that it is being made pursuant to this Section 1.02) from both Holders that the Company register at least fifty percent (50%) of the then outstanding Registrable Securities, then the Company shall use its best efforts to cause to be registered all Registrable Securities that the Holders have requested be registered. Notwithstanding the foregoing, the Company shall not be obligated to effect a registration pursuant to this Section 1.02 during the period starting with the date forty-five (45) days prior to the Company's estimated date of filing of, and ending on a date one-hundred-eighty (180) days following the effective date of, a registration statement pertaining to an underwritten public offering of UWSI Common Stock for the account of the Company. The Company shall be obligated to effect not more than two (2) registrations pursuant to this Section 1.02. Any request for registration under this Section must be for a firmly underwritten public offering in accordance with terms agreed upon between the underwriter or underwriters and the Holders to be managed by an underwriter or underwriters designated by the Holders and reasonably acceptable to the Company. Notwithstanding anything else in this Agreement to the contrary, all of the Company's obligations under this Section shall expire on the earlier of the fifth anniversary of the date hereof or the date on which the Holders own in the aggregate less than three percent of the
outstanding UWSI Common Stock.   Subject to the provisions of Section 1.07(a)
hereof, the Company shall be permitted to cause to be registered additional shares of UWSI Common Stock (whether previously unissued or owned by a person or entity designated by UWSI) in connection with any registration effected pursuant to this Section 1.02. If, while a registration request is pending pursuant to this Section 1.02, the Company has determined in good faith that (A) the filing of a registration statement could jeopardize or delay any contemplated material transaction other than a financing plan involving the Company or would require the disclosure of material information that the Company had a bona fide business purpose for preserving as confidential; or (B) the Company then is unable to comply with requirements of the Securities and Exchange Commission ("SEC") applicable to the requested registration (notwithstanding its best efforts to so comply), the Company shall not be required to effect a registration pursuant to this Section 1.02 until the earlier of (1) the date upon which such contemplated transaction is completed or abandoned or such material information is otherwise disclosed to the public or ceases to be material or the Company is able to so comply with applicable SEC requirements, as the case may be, and (2) 45 days after the Company makes such good-faith determination.

         Section 1.03 COMPANY REGISTRATION. Subject to Section 1.07(b) hereof, if at any time the Company determines to register any UWSI Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of any of the Registrable Securities, the Company shall promptly give the Holders written notice of such determination. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered all of the Registrable Securities that the Holders have requested be registered together with the registration of the UWSI Common Stock otherwise being registered by the Company. Notwithstanding anything else in this Agreement to the contrary, all of the Company's obligations under this Section shall expire on the earlier of the fifth anniversary of the date hereof or the date on which the Holders own in the aggregate less than three percent of the outstanding UWSI Common Stock. The Company shall be obligated to include Registerable Securities in not more than two
(2) registrations pursuant to this Section 1.03. The Company may, for any reason or for no reason, elect to either not file or withdraw the filing of any registration statement relating to a registration described in this
Section 1.03 at any time prior to the effectiveness thereof and in such case the request by the Holders to be included in such registration will not be deemed to have been the exercise of one registration right under this Section 1.03.

         Section 1.04 OBLIGATIONS OF THE COMPANY. Whenever the Company shall be required under Sections 1.02 or 1.03 hereof to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

         (a) as expeditiously as reasonable possible, prepare and file with the Securities and Exchange Commission ("SEC," which term includes any successor agency) a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become and remain effective under the 1933 Act, except that the Company shall in no event be obligated to cause any such registration to remain effective for more than three months;

         (b) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

         (c) as expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

         (d) as expeditiously as reasonably possible, use its reasonable efforts to register and qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate or requested by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

         (e) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose, and (ii) any similar action by any regulatory agency of competent jurisdiction under the securities or Blue Sky laws of any jurisdiction, and in any such case promptly use its reasonable best efforts to prevent the issuance of any stop order or the taking of any such similar action or to obtain its withdrawal if such stop order should be issued or any such similar action shall be taken; and

         (f) furnish to each Holder of Registrable Securities covered by such registration statement copies of all documents proposed to be filed with respect to any amendment or supplement to such registration statement or prospectus at a reasonable time prior to such filing.

         Section 1.05 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article I that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities and such other matters as may be required by the 1933 Act and other applicable law and regulation as the Company shall request and as shall be required in connection with the action to be taken by the Company.

         Section 1.06 EXPENSES OF REGISTRATION. In connection with a registration pursuant to Section 1.02, all underwriter's discounts and commissions, all registration and qualification fees, printers' and any extraordinary accounting fees, required as a result of the Holders' registration, shall be borne by the Holders and, all such expenses incurred in connection with a registration pursuant to Section 1.03 shall be borne by the Company, the Holders and any other sellers pro rata in relation to the number of shares of UWSI Common Stock being registered by each such party. For any registrations pursuant to Sections 1.02 or Section 1.03, all parties shall pay all of their own respective attorneys' fees.

         Section 1.07  UNDERWRITING REQUIREMENTS.

         (a)  In connection with any registration requested by Holders under
Section 1.02, the Company shall not be required under Section 1.02 to register any Registrable Securities of any Holder unless such Holder accepts the terms of the underwriting required by Section 1.02, and then only in such quantity as will not, in the written opinion of the managing underwriters, exceed the maximum number of shares that can be marketed at a price reasonably related to the then current market price for such shares, or otherwise materially and adversely affect such offering or the trading market for such shares (the "Maximum Feasible Quantity"). All securities sold to cover any over-allotment shall be apportioned among the Holders and the Company in proportion to the total number of shares being sold by each, provided, however, that any such over-allotment shall first be allocated to the Holders to the extent any of the Registrable Securities of the Holders were not included in such registration because the total number of Registrable Securities requested to be registered by the Holders exceeded the Maximum Feasible Quantity for such registration, and shall thereafter be allocated to the Company to the extent that the shares requested to be registered by the Company were not included in such registration because such shares, when added to the shares being registered by the Holders, exceeded the Maximum Feasible Quantity for such registration.

         (b) In connection with any registration in which Registerable Securities are included pursuant to Section 1.03 hereof, the Company shall not be required to include any of the Holders' Registrable Securities in such registration unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, when added to the shares otherwise being registered by the Company, in the written opinion of the managing underwriters, exceed the Maximum Feasible Quantity for such registration. All securities sold to cover any over-allotment shall be apportioned among the Holders and the Company in proportion to the total number of shares being sold by each; provided, however, that any such over-allotment shall first be allocated to the Company to the extent any of the securities of the Company were not included in such registration because the total number of Registrable Securities included in such registration by the Holders, when added to the shares otherwise being registered by the Company, exceeded the Maximum Feasible Quantity for such registration, and shall thereafter be allocated to the Holders to the extent that the Registrable Securities requested to be registered by the Holders were not included in such registration because such shares when added to the shares being requested by the Company, included the Maximum Feasible Quantity for such registration.

                                      ARTICLE II
                                      STANDSTILL

         Section 2.01   PURCHASES OF VOTING SECURITIES.    Hilliard and Weyers
each agrees that, for a period of ten years from the date of this Agreement, without the prior written consent of the Company, he will not acquire, offer or propose to acquire, directly or indirectly, by purchase or otherwise, any securities of the Company, other than pursuant to the Options, with the power to vote with respect to the election of directors generally ("Voting Securities"), or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities, if any such acquisitions would require any regulatory approval, application or notification other than as required by the 1934 Act.

         Section 2.02. OTHER STANDSTILL PROVISIONS. Hilliard and Weyers each agrees that for a period of three years from the date of this Agreement, without the prior written consent of the Company, he will not:

         (a) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the 1934 Act) to vote any Voting Securities, initiate or propose any shareholder proposal or induce or attempt to induce any other person to initiate any shareholder proposal;

         (b) make any proposal, whether written or oral, to the Board of Directors of the Company, or to any director or officer of the Company, or otherwise make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of assets, liquidation or other extraordinary corporate transaction with the Company;

         (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any securities of the Company or otherwise act, alone or in concert with others, to seek to exercise any control or influence over the management, Board of Directors or policies of the Company other than pursuant to his employment with the Company or any of its subsidiaries.

    Section 2.03. NO PUBLIC REQUESTS. Hilliard and Weyers each agrees that he will not make a public request to the Company (or its directors, officers, shareholders, employees or agents) to amend or waive any provisions of this
Article III, including without limitation any public request to permit him or any other person to take any other action referred to in Sections 3.01 and 3.02 hereof.

                                     ARTICLE III
                                   VOTING AGREEMENT


         Hilliard and Weyers each agree for a period of ten years from the date hereof, to vote all shares of UWSI Common Stock owned or held by them respectively, (or over which they have or share voting power) in accordance with BCBSUW directions on any matters relating to or affecting the Blue Cross Blue Shield Association market conditions or rules and regulations, as may be determined in good faith by the BCBSUW Board of Directors.


                                      ARTICLE IV
                                  GENERAL PROVISIONS

         Section 4.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally; (ii) the second business day after being deposited in the United States mail registered or certified (return receipt requested); (iii) the first business day after being deposited with Federal Express or any other recognized national overnight courier service or (iv) on the business day on which it is sent and received by facsimile, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)  If to the Company:

                   United Wisconsin Services, Inc.
                   401 West Michigan Street
                   Milwaukee, WI  53203

                   Attention: Thomas R. Hefty, President

                   With a copy to:

                   Michael Best & Friedrich
                   100 East Wisconsin Avenue
                   Milwaukee, Wisconsin  53202

                   Attention: Geoffrey R. Morgan, Esq.

    (b)  If to the Holders:

                   Wallace J. Hilliard
                   4443 Indian Trails
                   Green Bay, WI  54313

                   Ronald A. Weyers
                   2643 Good Sheperd Lane
                   Green Bay, WI  54313

                   With a copy to:

                   Godfrey & Kahn, S.C.
                   333 Main Street, Suite 600
                   Green Bay, WI  54307-3067

                   Attention:  Benjamin W. Laird, Esq.

                   Godfrey & Kahn, S.C.
                   780 North Water Street
                   Milwaukee, WI  53202

                   Attention:  Randall J. Erickson, Esq.

         Section 4.02 MISCELLANEOUS. This Agreement (including the exhibits, documents and instruments referred to herein or therein):

         (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;

         (b) is not intended to confer upon any person which is not a party hereto any rights or remedies hereunder;

         (c)  shall not be assigned by operation of law or otherwise; and

         (d) may be executed in two or more counterparts which together shall constitute a single agreement.

         Section 4.03 WAIVER: REMEDIES. No delay or failure on the part of any party hereto to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

         Section 4.04 SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         Section 4.05 GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of Wisconsin (without regard to principles of conflicts of laws) applicable to contracts made and to be performed within such State.


                             United Wisconsin Services, Inc.


                             By:__________________________________


                             _____________________________________
                             Wallace J. Hilliard

                             _____________________________________
                             Ronald A. Weyers

                                      EXHIBIT C


                                 AFFILIATE AGREEMENT


United Wisconsin Services, Inc.

- --------------------------------

- --------------------------------



Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger (the "Agreement and Plan of Merger") dated as of July ___, 1996, by and among United Wisconsin Services, Inc., a Wisconsin corporation ("UWSI"), Blue Cross & Blue Shield United of Wisconsin, American Medical Security Group, Inc., a Delaware corporation (the "Company") and Wallace J. Hilliard (individually and as trustee) and Ronald A. Weyers (individually and as successor trustee), which provides that the Company will be merged with and into UWSI (the "Merger") and the outstanding shares of common stock of the Company ("Company Common Stock") will be converted into a combination of shares of common stock of UWSI ("UWSI Common Stock") and cash.

         The undersigned has been advised that the issuance of shares of UWSI Common Stock to the undersigned in connection with the Merger has been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4 and that such registration does not cover any resale or other disposition of UWSI Common Stock. The undersigned also has been advised that the undersigned may be deemed to be an affiliate of the Company within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act and that the shares of UWSI Common Stock acquired by the undersigned in connection with the Merger may only be disposed of in conformity with the provisions hereof.

         The undersigned represents and warrants to and agrees with UWSI as follows:

         (a) The undersigned has full power to execute this Agreement and to make the representations, warranties and agreements herein, and to perform the obligations of the undersigned hereunder.

         (b) The undersigned will not sell, exchange, transfer or otherwise dispose of any shares of UWSI Common Stock which the undersigned may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, exchange, transfer or disposition is effected (i) in conformity with the terms of Rule

145(d) or (ii) pursuant to an effective registration statement under the Securities Act (provided that the undersigned may make bona fide gifts or other dispositions without consideration so long as the recipients thereof agree not to sell, exchange, transfer or otherwise dispose of the UWSI Common Stock except as provided herein). If UWSI or its counsel reasonably believes that the provisions of Rule 145 have not been or would not be complied with, or if requested by UWSI or its counsel in connection with a proposed disposition other than pursuant to Rule 145 or in a registered offering, the undersigned shall furnish to UWSI a copy of a "no action" letter or other communication from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to UWSI and its counsel, to the effect that the applicable provisions of paragraphs (c),
(e), (f) and (g) of Rule 144 under the Securities Act (which provisions are incorporated into Rule 145(d)) have been complied with or that the disposition may be otherwise effected in the manner proposed in compliance with the Securities Act.

         (c) The undersigned has no present plan or intent, and as of the effective date of the Merger shall have no present plan or intent, to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners, a corporation to its shareholders, or a trust to its beneficiaries), redemption, pledge or reduction in any way of the undersigned's risk of ownership, by short sale or otherwise, or other disposition, directly or indirectly (collectively, a "Sale") with respect to any of the UWSI Common Stock to be received by the undersigned in the Merger. The undersigned is not aware of, or participating in any plan or intent on the part of any of the shareholders (a "Plan") to engage in any Sale of the UWSI Common Stock to be issued in the Merger. A Sale of UWSI Common Stock shall be considered to have occurred pursuant to a Plan if, for example, such Sale occurs in a transaction that is in contemplation of, or related to, the Merger (a "Related Transaction"). In addition, Company shares (i) with respect to which dissenters' rights are exercised and (ii) with respect to which a pre-Merger Sale occurs in a Related Transaction, shall be considered to be shares that are exchanged for UWSI Common Stock which are disposed of pursuant to a Plan.

         The undersigned understands that stop transfer instructions will be given to UWSI's transfer agent with respect to the Restricted Securities and agrees that no transfers of the Restricted Securities will be made by UWSI unless and until the undersigned has complied with the provisions of this Agreement. The undersigned also understands that there will be placed on the certificates for the Restricted Securities, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145, PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE

    REGISTERED HOLDER HEREOF AND UWSI CO., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF UWSI CO."

         UWSI agrees that such stop transfer instructions and legend will be promptly removed upon the sale, exchange, transfer or other disposition of Restricted Securities in full compliance with the provisions of this Agreement.

         This Agreement shall be binding upon, and enforceable against administrators, executors, personal representatives, heirs, legatees and devisees of the undersigned and any pledgee holding the Restricted Securities as collateral.

                                  Very truly yours,


                                  --------------------------------------------
                                  Signature


                                  --------------------------------------------
                                  Print Name

Agreed to and accepted this
_____ day of _________, 1996

UNITED WISCONSIN SERVICES, INC.


By:
   --------------------------
Title:
      -----------------------

                                      EXHIBIT D

                                   ESCROW AGREEMENT



    This ESCROW AGREEMENT is made this ____ day of ______________, 1996, by and among UNITED WISCONSIN SERVICES, INC., a Wisconsin corporation ("UWSI"), WALLACE
J. HILLIARD ("Agent") and _______________________, a ______________________ (the
"Escrow Agent").


                                      RECITALS:


    WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated July 31, 1996 (the "Merger Agreement"), by and among UWSI, Blue Cross & Blue Shield United of Wisconsin, American Medical Security Group, Inc., a Delaware corporation ("AMSG"), Agent (individually and as trustee under the Voting Trust Agreement, as defined in the Merger Agreement) and Ronald A. Weyers (individually and as successor trustee under the Voting Trust Agreement), and pursuant to the Plan of Merger of even date herewith between UWSI and AMSG, AMSG has been merged with and into UWSI, which is the surviving corporation;

    WHEREAS, the former shareholders of AMSG (the "Shareholders") irrevocably have appointed the Agent as their agent and attorney-in-fact to act on the Shareholders' behalf with respect to this Agreement;

    WHEREAS, pursuant to the Merger Agreement, UWSI has deposited with the Escrow Agent the sum of $8,000,000 in cash to be held in escrow and disbursed by the Escrow Agent, subject to the terms, provisions and conditions hereinafter set forth, as security for payment to UWSI of the Shareholders' obligations to indemnify UWSI pursuant to Article VIII of the Merger Agreement for breaches of certain Shareholders' and the Company's representations, warranties covenants and other agreements contained in the Merger Agreement;

    NOW, THEREFORE, in satisfaction of a condition of the consummation of the transactions contemplated by the Merger Agreement,

    IT IS HEREBY AGREED AS FOLLOWS:


                                      AGREEMENT:

    1. ACCEPTANCE OF ESCROW. The Escrow Agent hereby agrees to act as Escrow Agent hereunder and confirms receipt from UWSI of the sum of $8,000,000. Such sum and any income and proceeds therefrom which are not distributed in accordance with the terms hereof as shall be held from time to time by the Escrow Agent hereunder are hereinafter referred to as the "Escrowed Funds."

    2. INVESTMENT OF ESCROWED FUNDS. The Escrow Agent shall invest and reinvest the Escrowed Funds as the Agent may from time to time direct in any Permitted Investments consistent with the duration, term and provisions of this Escrow Agreement. The term "Permitted Investments" shall mean:

         (a) Commercial paper of any United States issuer rated "Prime-1" or greater by Moody's Investors Service, Inc. or rated "A-1" or greater by Standard & Poor's Corporation;

         (b) Direct obligations of the United States of America or any agency thereof, or any state;

         (c) Certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profits (as shown upon its most recently published statement of condition) aggregating not less than $100,000,000; and

         (d) Such other investments as may be mutually agreed in writing upon by UWSI and the Agent and communicated to the Escrow Agent.

    3. COMPENSATION, COSTS AND EXPENSES OF ESCROW AGENT. The Escrow Agent shall be entitled to a reasonable fee for its services, and shall be reimbursed for out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by it in rendering its services hereunder. Half of such fees and expenses shall be borne by each of UWSI and the Shareholders (pro-rata in accordance with their respective ownership of AMSG common stock immediately prior to the Effective Time, as defined in the Merger Agreement). UWSI shall pay such fees and expenses within ten (10) days of receipt of an invoice from the Escrow Agent. The Shareholders' share of such fees shall be deducted from the Escrowed Funds. Such fees and expenses shall not exceed the fees and expenses charged by the Escrow Agent for comparable services to others.

    4.   DISBURSEMENTS OF ESCROWED FUNDS; TERMINATION.

         (a) INCOME. All income received on the Escrowed Funds shall be retained by the Escrow Agent, and shall be added to and considered a part of the Escrowed Funds, until the termination of this Escrow Agreement as provided in
Section 4(d) hereof. Income generated by the Escrowed Funds shall not be available for indemnification payments pursuant to Article VIII of the Merger Agreement to the extent that such payments would exceed $8,000,000 in the aggregate.

         (b)  PRINCIPAL.

              (i) SECURITY FOR SHAREHOLDERS' INDEMNIFICATION. If the Escrow Agent receives a notice of claim pursuant to Section 8.03(a) of the Merger Agreement, seeking the payment of (A) a claim pursuant to Section 8.01(a) of the Merger Agreement, or (B) a claim pursuant to Section 8.01(b) of the Merger Agreement (an "Escrow Claim"), and if the Agent has not delivered to the Escrow Agent the notice of objection described in Section 8.03(a) of the Merger Agreement, within fifteen (15) days after delivery of the notice of claim, the Escrow Agent shall promptly pay and disburse to UWSI from the Escrowed Funds an amount equal to the amount of such Escrow Claim. If, however, the Agent within said 15-day time period delivers to the Escrow Agent such notice of objection, objecting to the payment of all or a portion of the Escrow Claim so made by UWSI, the Escrow Agent shall continue to hold the Escrowed Funds and shall not make a payment or disbursement to UWSI (unless, and to the extent, that the Agent does not object in its notice of objection to a portion of the Escrow Claim -- in which event the Escrow Agent shall promptly pay and disburse to UWSI from the Escrowed Funds an amount equal to such portion of the Escrow Claim with respect to which no objection was made) pending receipt of written instructions signed by UWSI and Agent directing the disposition of the Escrow Claim or, in the absence of such written instructions, receipt of a written copy of the arbitrator's determination of such Escrow Claim as provided in Section 9.07 of the Merger Agreement. Upon receipt of such written instructions or arbitrator's determination, the Escrow Agent promptly shall pay and disburse to UWSI from the Escrowed Funds the amount of the Escrow Claim, if any, so indicated as payable to UWSI.

              (ii) PARTIAL RELEASE. [UPON THE EXPIRATION OF NINE (9) MONTHS FROM THE DATE HEREOF (IF THE EFFECTIVE TIME IS ON OR PRIOR TO DECEMBER 31,
1996)][ON JUNE 30, 1997 (IF THE EFFECTIVE TIME IS AFTER DECEMBER 31, 1996)], the Escrow Agent shall disburse to the Agent the balance of the Escrowed Funds then held by the Escrow Agent hereunder, LESS an amount equal to (A) $1,000,000, PLUS
(B) the aggregate of all claims which have been asserted by UWSI pursuant to
Section 4(b)(i)(A) hereof prior to said date and which remain unresolved between UWSI and the Agent on that date ("Class A Unresolved Claims"). All amounts relating to Class A Unresolved Claims shall continue to be held in escrow only until resolved and disposed of in accordance with this Agreement.

              (iii) TERMINATION OF ESCROW. Upon the expiration of three (3) years from the date hereof (the "Termination Date"), the Escrow Agent shall disburse to the Agent the balance of the Escrowed Funds then held by the Escrow Agent hereunder, less an amount equal to the aggregate (A) all Class A Unresolved Claims which remain unresolved as of the Termination Date, and (B) all claims which have been asserted by UWSI pursuant to Section

4(b)(i)(B) hereof prior to the Termination Date which remain unresolved between UWSI and the Agent on the Termination Date ("Class B Unresolved Claims"). All amounts relating to Class B Unresolved Claims shall continue to be held in escrow only until resolved and disposed of in accordance with this Agreement.

         (c) JOINT WRITTEN INSTRUCTIONS. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall pay and disburse the Escrowed Funds upon receipt of written instructions concerning the disposition thereof signed by UWSI and the Agent.

         (d) TERMINATION. The Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed its duties hereunder.

    5. COORDINATION WITH MERGER AGREEMENT. The provisions of this Agreement are intended to be in PARI MATERIA with the provisions of the Merger Agreement governing the payment of the Escrowed Funds upon an occurrence of a claim for indemnification. In the event of any inconsistency between this Agreement and the Merger Agreement concerning the making of an Escrow Claim, the procedure for the resolution thereof, the determination of the amount of money payable in satisfaction of such Escrow Claim, the limitations and restrictions upon the payment of an Escrow Claim, or any other matters affecting the Shareholders' obligations to make indemnification payments to UWSI, the same shall be subject to, and governed by, the applicable provisions contained in the Merger Agreement.

    6. REPORTS AND ACCOUNTINGS. As soon as possible after the end of each calendar quarter, and at such other times as UWSI or the Agent may reasonably request, the Escrow Agent shall provide UWSI and the Agent with a full accounting of all investments of the Escrowed Funds and a report of all transactions with respect to the Escrowed Funds (including receipts, investments and disbursements) not previously reported.

    7. RESPONSIBILITY OF ESCROW AGENT. The Escrow Agent shall be entitled to rely upon written notices and instructions of UWSI and of the Agent pursuant to this agreement and shall have no liability for any action taken in such reliance or upon reliance on the sufficiency or adequacy of the notices, except in the event of bad faith, negligence or wilful misconduct. The Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings, other than notices, instructions or directions herein expressly provided for, whether given by the parties hereto or by any other person, firm or corporation, excepting only the orders or processes of courts with proper jurisdiction. It is agreed by the parties hereto that the Escrow Agent assumes no responsibility to UWSI, the Agent, the Shareholders, or to any other person other than to hold, invest by direction and disburse the Escrowed Funds pursuant to the terms of this Escrow Agreement. The Escrow Agent shall not be liable as such for any investment losses arising out of the investment of the Escrowed Funds in accordance herewith. UWSI and the Shareholders jointly and severally agree to indemnify and hold the Escrow Agent harmless with respect to any loss or liability or cost and expense reasonably incurred by it arising out of anything done by it in good faith in accordance with the terms hereof. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions herein or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instruction of such counsel.

    8. NOTICES. All notices required or permitted to be given shall be given in the manner, and with the effect, described in Section 9.01 of the Merger Agreement. Notices to the Escrow Agent shall be delivered to:

              --------------------------------------------------

              --------------------------------------------------

              --------------------------------------------------

              --------------------------------------------------


    9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Wisconsin (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                               UNITED WISCONSIN SERVICES, INC.



                             By:
                                --------------------------------------------
                             Its:
                                --------------------------------------------




                             -----------------------------------------------
                             WALLACE J. HILLIARD, Agent


                             ESCROW AGENT:

                             -----------------------------------------------






                             By:
                                --------------------------------------------
                                Authorized Officer

                                      -6-